                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                           TYLER TECHNOLOGIES, INC.,

                                  CLT COMPANY

                                      AND

                            DAY & ZIMMERMANN, L.L.C.


                                NOVEMBER 3, 1999
                     TO BE EFFECTIVE AS OF OCTOBER 29, 1999

                               TABLE OF CONTENTS

ARTICLE I    PURCHASE AND SALE OF ASSETS; CLOSING.............................1
             Section 1.01.     Purchase of Assets.............................1
             Section 1.02.     Excluded Assets................................2
             Section 1.03.     Assumed Liabilities............................2
             Section 1.04.     Excluded Liabilities...........................3
             Section 1.05.     Closing........................................3
             Section 1.06.     Further Assurances.............................3
             Section 1.07.     Assets Not Assignable..........................4

ARTICLE II   PURCHASE PRICE...................................................4
             Section 2.01.     Purchase Price.................................4
             Section 2.02.     Adjustments to the Purchase Price..............4
             Section 2.03.     Allocation of Purchase Price...................8

ARTICLE IIA  PROVISIONS RELATING TO PARENT SHARES.............................9
             Section 2A.01.    Delivery of Parent Shares......................9
             Section 2A.02.    Rights of Seller...............................9
             Section 2A.03.    NYSE Listing...................................9
             Section 2A.04.    Restrictions on Transfer; Legend...............9
             Section 2A.05.    Price Protection on Parent Shares; Security
                               Interest.......................................9

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER........................10
             Section 3.01.     Organization and Qualification................10
             Section 3.02.     Organization Documents........................10
             Section 3.03.     Authority.....................................10
             Section 3.04.     No Conflict; Required Filings and Consent.....11
             Section 3.05.     Permits; Compliance...........................11
             Section 3.06.     Title to Assets...............................11
             Section 3.07.     Inclusiveness of Assets.......................12
             Section 3.08.     Financial Statements..........................12
             Section 3.09.     Absence of Certain Changes or Events..........12
             Section 3.10.     Absence of Litigation.........................13
             Section 3.11.     Employee Benefit Plans; Labor Matters.........13
             Section 3.12.     Taxes.........................................14
             Section 3.13.     Environmental Matters.........................15
             Section 3.14.     Brokers; Other Transactions...................15
             Section 3.15.     Insurance.....................................16
             Section 3.16.     Properties....................................16
             Section 3.17.     Intellectual Property.........................16
             Section 3.18.     Certain Contracts; Licenses; Etc..............16
             Section 3.19.     Employees.....................................17
             Section 3.20.     Year 2000 Compliance..........................17
             Section 3.21.     Securities Laws Matters.......................17

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT..............18
             Section 4.01.     Organization and Qualification................18
             Section 4.02.     Organization Documents........................18
             Section 4.03.     Authority. ...................................18
             Section 4.04.     No Conflict; Required Filings and Consents....19
             Section 4.05.     Brokers.......................................19
             Section 4.06.     Absence of Litigation.........................19
             Section 4.07.     Compliance with Laws..........................19

             Section 4.08.     Financial Ability to Close....................20
             Section 4.09.     Forest City Notes.............................20
             Section 4.10.     Share Validity................................20
             Section 4.11.     Securities Law Compliance.....................20
             Section 4.12.     Public Filings................................21
             Section 4.13.     No Material Adverse Change....................21

ARTICLE V    COVENANTS.......................................................21
             Section 5.01.     Affirmative Covenants of Seller...............21
             Section 5.02.     No-Shop Provisions............................23
             Section 5.03.     Access and Information........................23
             Section 5.04.     Notice of Breach; Supplemental Disclosure.....23
             Section 5.05.     Cooperation...................................24
             Section 5.06.     Governmental Permits and Approvals; Consents..24
             Section 5.07.     Publicity.....................................24
             Section 5.08.     Transaction Costs.............................24
             Section 5.09.     Parent Guarantee..............................24
             Section 5.10.     Competition...................................24
             Section 5.11.     Confidential Information......................26
             Section 5.12.     Tax Matters...................................27
             Section 5.13.     Audit of CLT's 1996, 1997, and 1998 Financial
                               Statements....................................28
             Section 5.14.     Disclaimer of Other Representations and
                               Warranties....................................28
             Section 5.15.     Transition Services...........................28
             Section 5.16.     Performance/Surety Bonds; Letters of Credit...28
             Section 5.17.     Securities Law Covenant to Permit Use of
                               Rule 144......................................29
             Section 5.18.     Post-Closing Documents for Transfer of
                               Premises......................................29
             Section 5.19.     Payment of Accrued Vacation Amounts...........29

ARTICLE VI   INDEMNIFICATION.................................................29
             Section 6.01.     Indemnification of Parent and Buyer...........29
             Section 6.02.     Indemnification of Seller.....................29
             Section 6.03.     Procedures for Claims Between the Parties.....29
             Section 6.04.     Defense of Third-Party Actions................30
             Section 6.05.     Limitations on Indemnification................30
             Section 6.06.     Calculation of Losses.........................30
             Section 6.07.     Survival; Remedies............................30

ARTICLE VII  CLOSING CONDITIONS..............................................31
             Section 7.01.     Conditions to Closing of Parent and Buyer.....31
             Section 7.02.     Conditions to Obligations of Seller...........32

ARTICLE VIII MISCELLANEOUS...................................................33
             Section 8.01.     Termination...................................34
             Section 8.02.     Notices.......................................34
             Section 8.03.     Attorneys' Fees and Costs.....................35
             Section 8.04.     Further Assurances............................35
             Section 8.05.     Counterparts; Facsimiles......................35
             Section 8.06.     Certain Definitions...........................35
             Section 8.07.     Assignment; Third Parties.....................36
             Section 8.08.     Entire Agreement..............................36
             Section 8.09.     Specific Performance..........................36
             Section 8.10.     Access to Records.............................36
             Section 8.11.     Indemnification of Brokerage..................37
             Section 8.12.     Computation of Days; Holidays.................37

             Section 8.13.     Payment of Amounts Received After Closing;
                               Pre-Closing Checks............................37
             Section 8.14.     Governing Law.................................37

                         LIST OF SCHEDULES AND EXHIBITS

EXHIBITS
--------

A            Mortgage
B            Security Agreement
C            Administrative Services Agreement
D            Bill of Sale
E            Assignment of Patents, Copyrights and Trademarks
F            Bruce Nagel Employment Agreement
G            Assignment and Assumption Agreement
H            FCAP Estoppel Certificate

SCHEDULES
---------

1.02         Excluded Assets
1.03         Assumed Liabilities
1.04         Excluded Liabilities
2.02         Asset and Liability Accounts Constituting Net Asset Value
3.04         No Conflict; Required Filings and Consents
3.05         Non-Compliance with Laws
3.06(a)      Assets
3.06(b)      Liens
3.08(a)      Audited Financial Statements
3.06(b)      Internally-Prepared Financial Statements
3.09         Changes Since Latest Balance Sheet
3.10         Litigation
3.11(a)      Employee Benefit Plans
3.11(b)      Post-Termination Benefits; Stay Put Bonuses
3.11(c)      Non-At Will Employees; Employees with Employment Agreements
3.11(g)      Severance Agreements, Plans, Policies
3.11(h)      Amendments/Terminations of Plans since Balance Sheet Date
3.12(e)      Taxes
3.13         Environmental Matters
3.15         Insurance
3.16         Condition and Sufficiency of Assets
3.17         Intellectual Property
3.18(a)      Material Contracts
3.18(b)      Material Permits
3.18(c)      Breaches under Contracts and Permits
3.19         Employees
4.09         FCAP Transaction Documents

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (this "Agreement"), dated November 3, 1999 to be effective as of October 29, 1999 (the "Effective Date"), entered into by and among TYLER TECHNOLOGIES, INC., a Delaware corporation ("Parent"), CLT COMPANY, a Delaware corporation and wholly-owned subsidiary of Parent ("Buyer"), and DAY & ZIMMERMANN, L.L.C., a Delaware limited liability company ("Seller").

                                   BACKGROUND

         Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on a going concern basis, certain of the assets and properties of Cole Layer Trumble Company, a division of Seller ("CLT"), primarily used in its property tax outsourcing solutions business (the "Business"), and to further transfer certain of the liabilities of the Business, on the terms and subject to the conditions set forth in this Agreement.

         THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which all parties mutually acknowledge, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE I
                      PURCHASE AND SALE OF ASSETS; CLOSING

         Section 1.01. Purchase of Assets. At the Closing (as defined in
Section 1.05), Seller agrees to sell, transfer, assign, convey, and deliver to Buyer the Assets (as defined below), and Buyer agrees to purchase and take the Assets, on the terms and subject to the conditions set forth in this Agreement. Subject to the provisions of Section 1.02, the term "Assets" means all tangible and intangible assets of Seller primarily used or held for use to conduct the Business, including, without limitation, unbilled accounts receivable, notes receivable, inventory, raw materials, equipment, real property, fixtures, furnishings, leasehold rights, leasehold improvements, vehicles, prepaid assets, contract rights, licenses and permits (to the extent such licenses and permits are transferable), customer, prospect, and marketing lists, sales data, records, computer software and software licenses, proprietary information, intellectual property, trade secrets, trademarks, copyrights, goodwill associated with such intellectual property, owned by Seller or acquired by Seller after the date hereof and prior to the Closing, except those sold or otherwise disposed of in the ordinary course of business after the date hereof, and specifically including (without limitation):

                  (a) all assets described in Schedule 3.06;

                  (b) all assets reflected on the Latest Balance Sheet (as defined in Section 3.08), other than Excluded Assets, and all assets acquired by Seller primarily used or held for use to conduct the Business after the date of the Latest Balance Sheet, except Excluded Assets and those assets sold for fair market value to unaffiliated Persons after such date or otherwise disposed of or retired--in each case, in the ordinary course of business;

                  (c) the Intellectual Property (as defined in Section 3.17);

                  (d) all goodwill associated with the Business and the Assets;

                  (e) all raw materials, supplies, samples, work-in-process, finished goods, and other materials included in the inventory of the Business;

                  (f) all mailing lists, customer lists, subscriber lists, processes, computer software, manuals or business procedures, and other proprietary or confidential information of Seller used primarily in the Business, including, without limitation, all source and object codes and documentation related thereto;

                  (g) all rights, causes of action, and claims against third parties relating to the Assets or the Business: (i) with respect to any products or services that were marketed or sold by CLT prior to Closing; and (ii) arising from events, transactions and occurrences on and after the Effective Date (as hereinafter defined); and

                  (h) all books and records (including all data and other information stored on computer disks, tapes, and other media) of Seller primarily relating to the Assets and operations of the Business.

         Section 1.02. Excluded Assets. Notwithstanding the provisions of
Section 1.01, the Assets will exclude the following (the "Excluded Assets"):

                  (a) all cash, bank deposits, and cash equivalents of the Business;

                  (b) the nontransferable permits and licenses and any other agreement or related documents that are specifically identified in
         Schedule 1.02;

                  (c) the Purchase Price (as hereinafter defined) and all other rights of Seller under this Agreement;

                  (d) the accounts receivable related to the Business and billed in the ordinary course of business as of the Effective Date;

                  (e) the names "Day & Zimmermann", "D&Z", "DZ", all derivations thereof, and all logos, slogans, trademarks, service marks (and registrations thereof) associated therewith;

                  (f) all contracts of insurance;

                  (g) Seller's employee benefit agreements, plans or arrangements;

                  (h) assets shared by Seller and CLT or with any Affiliate or other divisions of Seller that are not primarily used by or for the benefit of CLT or the Business (and any other Seller-owned assets not used by or for the benefit of CLT or the Business);

                  (i) all Tax credits and Tax refund claims relating to operating results of the Business up through the Effective Date;

                  (j) except to the extent that such items are shown as assets on the Effective Date Balance Sheet (as hereinafter defined), and except for such claims, causes of actions and rights described in
         Section 1.01(g)(i), all claims, causes of action and rights of recovery arising out of, or relating to, events or occurrences prior to the Effective Date relating to CLT or the Business, whether asserted or commenced before, on or after the Effective Date; and

                  (k) the personal effects, memorabilia and other assets described on Schedule 1.02.

         Section 1.03. Assumed Liabilities. On the Closing Date, Buyer will assume and agree to discharge as and when due, subject to Section 1.04, the liabilities of Seller related to the Business set forth below (collectively, the "Assumed Liabilities"),

                  (a) the liabilities reflected in Schedule 1.03;

                  (b) the liabilities set forth on the Closing Statement (as hereinafter defined);

                  (c) any liabilities or obligations with respect to any products or services that were marketed or sold by CLT with respect to the Business prior to Closing;

                  (d) any liabilities and obligations of Seller to be paid or performed after the Effective Date under (i) the leases, contracts and other agreements set forth on Schedule 3.18, (ii) the leases, contracts and other agreement relating primarily to CLT and the Business not required by the provisions of Section 3.18 to be listed in a schedule to this Agreement, and (iii) the leases, contracts and other agreements relating primarily to CLT and the Business entered into by Seller after the date hereof consistent with the provisions of this Agreement; and

                  (e) all liabilities and obligations arising from events, occurrences and transactions after the Effective Date related to Buyer's ownership of the Assets and operation of the Business.

         Section 1.04. Excluded Liabilities. It is understood and agreed that Buyer will not assume or be obligated to pay, perform, or otherwise discharge any liability or obligation of Seller or any other Person of any nature, direct or indirect, whether absolute, accrued, contingent, liquidated or otherwise, and whether due or to become due, asserted or unasserted, known or unknown, not expressly assumed by Buyer pursuant to this Agreement (collectively, the "Excluded Liabilities"), and all Excluded Liabilities shall remain the obligations of Seller. The Excluded Liabilities include, without limitation, the following:

                  (a) the liabilities or obligations set forth on Schedule
         1.04;

                  (b) the liabilities or obligations in respect of Excluded Assets (it being understood that the liability on the Closing Statement "Fees Billed Not Earned" shall not be an Excluded Liability);

                  (c) all costs and expenses incurred by Seller incident to its negotiation and preparation of this Agreement and its performance and compliance with the agreements and conditions contained herein;

                  (d) any indebtedness for borrowed money of Seller;

                  (e) any fees due to Legg Mason Wood Walker Incorporated ("Legg Mason") in connection with the transactions contemplated by this Agreement; and

                  (f) any liabilities for Taxes payable by Seller or CLT for operation of the Business during periods prior to and including the Effective Date, except to the extent set forth on the Closing Statement.

         Section 1.05. Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Buyer (or such other place as the parties may agree) within five (5) business days after the satisfaction or waiver of the conditions to Closing set forth in Article VII (other than those conditions that constitute deliveries at the Closing) but in no event later than November 8, 1999 (the "Outside Date"). Notwithstanding the foregoing, the Closing will not take place unless all of the conditions set forth in Article VII have been satisfied or waived on the date of the Closing determined as provided above. The date of the Closing is referred to herein as the "Closing Date." Notwithstanding the date that the Closing actually occurs, the Closing shall be deemed to have occurred as of 11:59 pm (EDT) on the Effective Date.

         Section 1.06. Further Assurances. At or after the Closing, and without further consideration, Seller, Parent, and Buyer will execute and deliver to each other such further instruments of conveyance and transfer as any party may reasonably request in order more effectively to convey and transfer the Assets to Buyer, to put Buyer in operational control of the Business, or to aid or assist the collecting and reducing to possession of any of the Assets and exercising rights with respect to any of the Assets provided that no such instruments will subject any party to any loss, cost, liability, obligation, expense, or risk not contemplated by this Agreement.

         Section 1.07. Assets Not Assignable. Subject to Section 5.06(b) hereof, to the extent that any interest in a lease, contract, permit, license or other Asset is not capable of being assigned, transferred or conveyed without the consent, waiver or authorization of a third Person (including a Governmental Entity), or if such assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a breach of any of such lease, contract, permit, license or other Asset, or a violation of any Law (as hereinafter defined) or is not immediately practicable, this Agreement shall not constitute an assignment, transfer or conveyance of such interest, or an attempted assignment, transfer or conveyance of such interest, or an attempted assignment, transfer or conveyance of such interest (any such interest being referred to herein as a "Restricted Interest"). Anything in this Agreement to the contrary notwithstanding, Seller shall not be obligated to transfer to Buyer any Restricted Interest without first having obtained the required consent, waiver or authorization necessary for such transfer.

                                   ARTICLE II
                                 PURCHASE PRICE

         Section 2.01. Purchase Price. Subject to adjustment as provided in this Article II, the purchase price for the Assets shall consist of the following ((a) through (d) below are collectively referred to herein as the "Purchase Price"):

                  (a) $3,000,000 cash (the "Closing Cash Payment");

                  (b) that certain Senior Subordinated Secured Promissory Note due March 26, 2002 of Forest City Auto Parts Company, a Delaware corporation ("FCAP"), as maker, dated March 26, 1999 in the original principal amount of $1,155,000;

                  (c) that certain Senior Subordinated Secured Promissory Note due March 26, 2002 of FCAP, as maker, dated March 26, 1999 in the original principal amount of $2,000,000 (collectively with (b), the "Forest City Notes"); and

                  (d) 1,000,000 shares of Parent's common stock, $.01 par value per share (collectively, the "Parent Shares").

         Section 2.02. Adjustments to the Purchase Price. The Purchase Price will be subject to the following two (2) adjustments, the net amount of which will be transferred, subject to Sections 2.02(c) and (d), between Parent and Buyer on the one hand and Seller on the other hand within ten (10) days following the ninetieth (90th) day immediately following Closing:

                  (a) Accounts Receivable Adjustment.

                           (i) Within ten (10) days after the Closing Date,
                  Seller will prepare and deliver to Parent a schedule (the "Initial Statement") setting forth the gross face amount of all accounts receivable related to the Business that have been billed in the ordinary course of business as of the Effective Date (collectively, the "Effective Date Billed A/R"). During the period commencing on the Closing Date and continuing for ninety (90) days thereafter (the "Collection Period"), each of Parent, Buyer, and Seller covenants and agrees to use its respective commercially reasonable efforts to collect all Effective Date Billed A/R, including cooperation with the other party as may be reasonably requested by such party. In the event that during the Collection Period Parent or Buyer receive any payment in respect of Effective Date Billed A/R, Parent or Buyer, as applicable, shall promptly remit such payment to the lockbox for the Effective Date Billed A/R maintained by Seller. Within five (5) business days after expiration of the Collection Period, Seller shall prepare and deliver to Parent a new schedule (the "Final Statement") setting forth: (i) all Effective Date Billed A/R that has been collected during the Collection Period (collectively, the "Collected Effective Date Billed A/R"); and (ii) all Effective Date Billed A/R that has not been collected during the Collection Period (collectively, the "Uncollected Effective Date Billed A/R") together with a brief statement regarding the collection efforts of Seller with respect to such Uncollected Effective Date Billed A/R that are in excess of $10,000 and the reason for the delinquency of such accounts

                           (ii) In the event that the aggregate amount of the
                  Effective Date Billed A/R as shown on the Final Statement is less than $5,995,388 (the "Target A/R Amount") but equals or exceeds $5,750,000, within ten (10) days after the delivery of the Final Statement:

                                    (A) Seller shall pay to Buyer in
                           immediately available funds the amount by which the Target A/R Amount exceeds the aggregate amount of the Effective Date Billed A/R (the "Deficiency Amount");

                                    (B) Parent's maximum liability under the
                           Price Protection Guaranty (as defined in Section 2A.05(a)) shall be reduced by the amount of the Deficiency Amount; provided that such reduction shall not exceed $250,000; and

                                    (C) Buyer shall purchase from Seller all
                           Uncollected Effective Date Billed A/R, if any, for a price equal to the aggregate gross face amount of such accounts (which purchase price shall be payable in immediately available funds) (it being understood that the payment described in clause (A) and the payment described in (C), if any, shall be netted against each other).

                           [By way of illustration, if the Effective Date
                  Billed A/R as shown on the Final Statement is $5,800,000 and the Collected Effective Date Billed A/R as shown thereon is $5,700,000: (i) Seller pays $195,388 to Buyer; (ii) Parent's maximum liability under the Price Protection Guaranty is reduced by $195,388; and (iii) Buyer purchases from Seller the $100,000 of Uncollected Effective Date Billed A/R for a price equal to $100,000 (which payment is netted against the $195,388 payment from Seller resulting in a net payment to Buyer of $95,388).]

                           (iii) In the event that the aggregate amount of the
                  Effective Date Billed A/R as shown on the Final Statement is less than $5,750,000 but equals or exceeds $5,500,000, within ten (10) days after the delivery of the Final Statement:

                                    (A) Seller shall pay to Buyer in
                           immediately available funds the Deficiency Amount;

                                    (B) Parent's maximum liability under the
                           Price Protection Guaranty shall be reduced by $250,000; and

                                    (C) The Target Per Share Proceeds (as
                           defined in Section 2A.05(a)) shall be reduced by the product derived by multiplying $0.25 by a fraction, the numerator of which equals the amount by which the Effective Date Billed A/R is less than $5,750,000, and the denominator of which equals $250,000; and

                                    (D) Buyer shall purchase from Seller all
                           Uncollected Effective Date Billed A/R, if any, for a price equal to the aggregate gross face amount of such accounts (which purchase price shall be payable in immediately available funds) (it being understood that the payment described in clause (A) and the payment described in (D), if any, shall be netted against each other).

                           [By way of illustration, if the Effective Date
                  Billed A/R as shown on the Final Statement is $5,600,000 and the Collected Effective Date Billed A/R as shown thereon is $5,400,000: (i) Seller pays $395,388 to Buyer; (ii) Parent's maximum liability under the Price Protection Guaranty is reduced by $250,000; (iii) the Target Per Share Proceeds is reduced by $0.15 to $6.35; and (iv) Buyer purchases from Seller the $200,000 of Uncollected Effective Date Billed A/R for a price equal to $200,000 (which payment is netted against the $395,388 payment from Seller resulting in a net payment to Buyer of $195,388).]

                           (iv) In the event that the aggregate amount of the
                  Effective Date Billed A/R as shown on the Final Statement is less than $5,500,000 but equals or exceeds $5,000,000, within ten (10) days after the delivery of the Final Statement:

                                    (A) Seller shall pay to Buyer in
                           immediately available funds the Deficiency Amount;

                                    (B) Parent's maximum liability under the
                           Price Protection Guaranty shall be reduced by $250,000;

                                    (C) The Target Per Share Proceeds shall be
                           reduced by $0.25; and

                                    (D) Buyer shall purchase from Seller all
                           Uncollected Effective Date Billed A/R, if any, for a price equal to the aggregate gross face amount of such accounts (which purchase price shall be payable in immediately available funds) (it being understood that the payment described in clause (A) and the payment described in (D), if any, shall be netted against each other).

                           [By way of illustration, if the Effective Date
                  Billed A/R as shown on the Final Statement is $5,300,000 and the Collected Effective Date Billed A/R as shown thereon is $5,100,000: (i) Seller pays $695,388 to Buyer; (ii) Parent's maximum liability under the Price Protection Guaranty is reduced by $250,000; (iii) the Target Per Share Proceeds is reduced by $0.25 to $6.25; and (iv) Buyer purchases from Seller the $200,000 of Uncollected Effective Date Billed A/R for a price equal to $200,000 (which payment is netted against the $695,388 payment from Seller resulting in a net payment to Buyer of $495,388).]

                           (v) In the event that the aggregate amount of the
                  Effective Date Billed A/R as shown on the Final Statement exceeds the Target A/R Amount, within ten (10) days after the delivery of the Final Statement Buyer shall purchase from Seller all Uncollected Effective Date Billed A/R, if any, for a price equal to the aggregate gross face amount of such accounts (which purchase price shall be payable in immediately available funds);

                           [By way of illustration, if the Effective Date
                  Billed A/R as shown on the Final Statement is $6,200,000 and the Collected Effective Date Billed A/R as shown thereon is $5,800,000, Buyer purchases from Seller the $400,000 of Uncollected Effective Date Billed A/R for a price equal to $400,000.]

                           (vi) In the event that the aggregate amount of the
                  Effective Date Billed A/R as shown on the Final Statement is less than $5,000,000, within ten (10) days after the delivery of the Final Statement:

                                    (A) Seller shall pay to Buyer in
                           immediately available funds the Deficiency Amount plus the amount by which by which the aggregate amount of the Effective Date Billed A/R is less than $5,000,000;

                                    (B) Parent's maximum liability under the
                           Price Protection Guaranty shall be reduced by $250,000;

                                    (C) The Target Per Share Proceeds shall be
                           reduced by $0.25; and

                                    (D) Buyer shall purchase from Seller all
                           Uncollected Effective Date Billed A/R, if any, for a price equal to the aggregate gross face amount of such accounts (which purchase price shall be payable in immediately available funds) (it being understood that the payment described in clause (A) and the payment described in (C), if any, shall be netted against each other);

                           [By way of illustration, if the Effective Date
                  Billed A/R as shown on the Final Statement is $4,600,000 and the Collected Effective Date Billed A/R as shown thereon is $4,300,000: (i) Seller pays $1,795,388 ($1,395,388 +
                  $400,000) to Buyer; (ii) Parent's maximum liability under the Price Protection Guaranty is reduced by $250,000; (iii) the Target Per Share Proceeds is reduced by $0.25 to $6.25; and
                  (iv) Buyer purchases from Seller the $300,000 of Uncollected Effective Date Billed A/R for a price equal to $300,000 (which payment is netted against the $1,795,388 payment from Seller resulting in a net payment to Buyer of $1,495,388).]

                           (vii) The adjustment pursuant to clauses (ii),
                  (iii), (iv), (v) or (vi) above is hereinafter referred to as the "A/R Adjustment". Seller shall use commercially reasonable efforts to assist Buyer in the collection of any Uncollected Effective Date Billed A/R following the transfer of such accounts by Buyer, including, without limitation, promptly delivering all funds received by Seller in relation to such accounts receivable.

                  (b)      Net Asset Value Adjustment.

                           (i) The Purchase Price will be adjusted upwards or
                  downwards in an amount equal to the difference between the Closing Net Asset Value and the Agreed Net Asset Value (the "Net Asset Adjustment"). For purposes of this Agreement, the term "Closing Net Asset Value" means the net assets of the Business as of the Effective Date (determined on a basis consistent with Seller's past practice in preparing internal financial statements and in accordance with generally accepted accounting principles ("GAAP"), subject to the exceptions to GAAP described in Section 3.08) based upon the asset and liability accounts set forth on Schedule 2.02 representing the Assets and the Assumed Liabilities, and the term "Agreed Net Asset Value" means minus Nine Hundred Seventy-Six Thousand Eight-Hundred Twenty-Six Dollars (-$976,826).

                           (ii) Within ninety (90) calendar days after the
                  Closing Date, Seller shall prepare and deliver to Buyer a closing statement as of the close of business on the Effective Date (the "Closing Statement"), prepared on a basis consistent with Seller's past practice in preparing internal financial statements and in accordance with GAAP, subject to the exceptions to GAAP described in Section 3.08 setting forth a calculation of the Closing Net Asset Value and the Net Asset Adjustment, and shall certify that the Closing Statement has been prepared in accordance with GAAP, subject to the exceptions to GAAP described in Section 3.08.

                  (c) Dispute Resolution. If Buyer objects to any amounts reflected on the Final Statement, or the Closing Statement, within ten
         (10) days after Buyer's receipt of the Final Statement and Closing Statement, Buyer must give written notice (the "Notice") to Seller specifying in reasonable detail its objections, or Seller's determination of the A/R Adjustment and Net Asset Adjustment shall be final, binding, and conclusive on the parties. With respect to any disputed amounts, the parties shall meet in person and negotiate in good faith during the fifteen (15) day period (the "Resolution Period") after the date of Seller's receipt of the Notice to resolve any such disputes. Seller shall have the right to consult with and seek the advice of PricewaterhouseCoopers LLP (CLT's prior auditors) in the event that Buyer proposes auditing or financial reporting practices, policies or principles that differ from those used by CLT in preparing the Financial Statements (as defined in Section 3.08). If the parties are unable to resolve all such disputes within the Resolution Period, then within five (5) business days after the expiration of the Resolution period, all disputes shall be submitted to KPMG Peat Marwick, LLP (the "Independent Accountant") who shall be engaged to provide a final and conclusive resolution of all unresolved disputes within forty-five (45) days after such engagement. The determination of the Independent Accountant shall be final, binding and conclusive on the parties hereto, and the fees and expenses of the Independent Accountant shall be borne by the party who, in the Independent Accountant's determination, submitted a disputed amount that differs more significantly from the amount finally determined by the Independent Accountant. From and after the Closing Date, Buyer will provide Seller with access to the books, records, and personnel of Buyer that Seller reasonably determines is necessary to prepare the Final Statement and Closing Statement.

                  (d) Adjustment Amounts Paid in One Transaction. The A/R Adjustment and Net Asset Adjustment will be conducted in one transaction, and the payments to be made between Buyer, on the one hand, and Seller, on the other hand, pursuant to this Section 2.02 shall be netted against each other. Such payment shall occur within ten (10) days following delivery of the Final Statement and Closing Statement and shall be made in immediately available funds, or in the event of a dispute that is resolved pursuant to Section 2.02(c), within ten (10) days after the final resolution of such dispute.

         Section 2.03. Allocation of Purchase Price. Within ten (10) business days after the date hereof, Buyer and Seller shall agree upon a schedule allocating the Purchase Price among the Assets. The parties agree to file IRS Form 8594 containing the information agreed upon by the parties pursuant to this Section 2.03 with their respective federal income tax returns for the tax year in which the Closing occurs. Each of Seller and Buyer agrees not to assert for income tax purposes (including in connection with any tax return, tax audit or similar proceeding) any allocation of the Purchase Price that differs from that determined pursuant to this section and contained in IRS Form 8594.

                                  ARTICLE IIA
                      PROVISIONS RELATING TO PARENT SHARES

         Section 2A.01. Delivery of Parent Shares. Within ten (10) business days of the Closing, Parent will deliver a certificate or certificates representing the Parent Shares to Seller, in such denominations and in such names as Seller may request.

         Section 2A.02. Rights of Seller. As of the Closing and subject to the restrictions set forth in Section 2A.04, Seller will have all rights, including voting rights and dividend rights, as all other holders of Parent's common stock.

         Section 2A.03. NYSE Listing. After the Closing, Parent shall cause the Parent Shares to be approved for listing (subject to official notice of issuance) on the New York Stock Exchange.

         Section 2A.04. Restrictions on Transfer; Legend. The Parent Shares issued pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act"). Any sale, assignment, gift, pledge, disposal, or other transfer of the Parent Shares by Seller must be made in compliance with the Securities Act. Each certificate representing Parent Shares will bear substantially the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF ALL SUCH LAWS.

         Section 2A.05.    Price Protection on Parent Shares; Security Interest.

                  (a) If Seller sells any of the Parent Shares in accordance with federal securities laws during the period commencing on the first anniversary of the Closing and ending on the second anniversary of Closing (the "Price Protection Period") for net proceeds per share less than $6.50 (the "Target Per Share Proceeds"), then, upon presentment to Parent of reasonable documentation evidencing such sale and net proceeds, Parent will deliver to Seller in immediately available funds an amount per Parent Share sold during the Price Protection Period equal to the difference between the actual sale proceeds and the Target Per Share Proceeds (the "Price Protection Guaranty"); provided, however, that in no event shall Parent be obligated to pay Seller an amount under the Price Protection Guaranty in excess of $3,000,000. The payment, if any, from Parent to Seller pursuant to this Section 2A.05(a) shall be made in cash and shall occur within five (5) business days after the end of each calendar quarter during the Price Protection Period in respect of the sales of Parent Shares, if any, that occurred during such calendar quarter.

                  (b) In order to secure the full and complete payment and performance of Parent's obligation under the Price Protection Guaranty, Parent and Buyer hereby grant to Seller: (i) a first mortgage lien on the land and improvements located at 3199 Klepinger Road, Dayton, Ohio 45406 included in the Assets (the "Premises") pursuant to a certain Mortgage substantially in the form of Exhibit A attached hereto (the "Mortgage"); and (ii) a first priority security interest in the intellectual property and licenses (and the proceeds thereof) associated with the IAS software programs included in the Assets pursuant to a certain Security Agreement substantially in the form of Exhibit B attached hereto (the "Security Agreement").

                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         As an inducement to Buyer to enter into this Agreement and to Parent to guarantee and be jointly and severally liable for the obligations of Buyer contained in this Agreement, Seller hereby represents and warrants to Buyer and Parent as follows:

         Section 3.01. Organization and Qualification. Seller is a limited liability company duly formed, validly existing, and in good standing under the Laws of the State of Delaware, has all requisite power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any change, effect, or condition that, individually or when taken together with all other such changes, effects, or conditions, would be materially adverse to the business, operations, assets, financial condition, or results of operations of the Business; provided that the effects of any events, circumstances or conditions resulting from changes, developments or circumstances in worldwide, national or local conditions (political, economic, regulatory or otherwise) that adversely affect the markets in which CLT operates or affects industries related to the Business generally (including proposed legislation or regulation by any Governmental Entity or the introduction of any technological changes in CLT's industry), or adversely affect a broad group of industries generally, shall constitute a Material Adverse Effect.

         Section 3.02. Organization Documents. Seller has furnished to Buyer a true, complete, and correct copy of the certificate of formation and operating agreement of Seller, as amended or restated to the date of this Agreement. Seller is not in violation of any of the provisions of its certificate of formation or operating agreement, as so amended, and such remain in full force and effect.

         Section 3.03. Authority. Seller has all requisite power and authority to execute and deliver this Agreement and the other documents contemplated by this Agreement (the "Ancillary Agreements") to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which Seller is a party by Seller and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company action and no other proceedings on the part of Seller are necessary to authorize this Agreement or the Ancillary Agreements to which Seller is a party or to consummate the transactions contemplated hereby or thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by Seller that are parties thereto and, assuming the due authorization, execution and delivery of this Agreement and the Ancillary Agreements by Buyer and Parent, constitute the legal, valid, and binding obligations of Seller, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other Laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

         Section 3.04.     No Conflict; Required Filings and Consents.

                  (a) Except as set forth in Schedule 3.04(a), the execution and delivery of this Agreement and the Ancillary Agreements by Seller do not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the certificate of formation or operating agreement of Seller, as amended or restated to the date of this Agreement; (ii) conflict with or violate in any respect any federal, state, foreign, or local law, statute, ordinance, rule, regulation, order, judgment, or decree, including, without limitation, laws relating to employment discrimination, fair employment practices, fair labor standards, equal employment opportunity, individual or collective employee rights, and occupational health and safety (collectively, "Laws") applicable to Seller or by which any of the Assets or the Business is bound or subject; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to any other Person any rights of termination, amendment, acceleration, or cancellation of, or require payment under, or result in the creation of a Lien (as hereinafter defined) on any of the Assets pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other material instrument or obligation to which Seller is a party or by or to which Seller or any of the Assets is bound or subject.

                  (b) Except for the consents of the Governmental Entities and other Persons described on Schedule 3.04(b), the execution and delivery of this Agreement and the Ancillary Agreements by Seller does not, and consummation of the transactions contemplated hereby and thereby will not, require Seller to obtain any material consent, license, permit, approval, waiver, authorization, or order of, or to make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (collectively, "Governmental Entities"), or any other Person.

         Section 3.05. Permits; Compliance. Seller is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals, and orders necessary to own, lease, and operate the properties and Assets and to carry on the Business as it is now being conducted and currently proposed to be conducted (collectively, the "Permits"), other than those Permits the failure of which to possess has not had and would not reasonably be expected to have a Material Adverse Effect. There is no action, proceeding, or investigation pending or, to the knowledge of Seller, threatened regarding suspension or cancellation of any of the Permits. Seller is not in conflict with or in default or violation of (a) any Law applicable to Seller or by or to which any of the Assets is bound or to which they may be subject or (b) any of the Permits, other than such conflicts, defaults or violations that have not had and would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.05, since January 1, 1997, Seller has not received any written notice with respect to possible conflicts, defaults, or violations of Laws from any Governmental Entity.

         Section 3.06.     Title to Assets.

                  (a) Set forth in Schedule 3.06(a) is a complete list (including the street address, where applicable) of (i) all real property owned, leased, or otherwise used by Seller in the Business;
         (ii) each vehicle owned or leased by Seller used in the Business; and
         (iii) each asset of Seller used primarily in the Business with a book value or fair market value greater than $1,000.

                  (b) Seller has good and marketable title to all of the Assets and owns all of the Assets free and clear of any liabilities, obligations, liens, claims, security interests or, encumbrances of any nature (collectively, "Liens"), other than (i) statutory Liens securing current taxes and other obligations that are not yet delinquent; (ii) the Liens described in Schedule 3.06(b) that are designated to survive the Closing (including all Liens associated with the Assumed Liabilities); (iii) the Liens described in Schedule 3.06(b) that are designated to be discharged prior to the Closing;
         (iv) any Lien arising out of deposits made to secure leases or other obligations of a like nature constituting Assumed Liabilities arising in the ordinary course of business; and (v) any Lien that does not materially interfere with the use by CLT of the real property or leasehold interests subject thereto or affected thereby (including any easements, rights of way, restrictions, installations or public utilities, title imperfections and restrictions, reservations in land patents, zoning ordinances or other similar Liens) or otherwise does not materially impair the results of operations or financial results of CLT considered as a whole. The execution and delivery of this Agreement and the Ancillary Agreements by Seller at the Closing will convey to and vest in Buyer good and marketable title to the Assets, free and clear of any Liens, except the Liens described in clauses
         (i), (ii), (iv), and (v) of the preceding sentence, and will convey to and vest in Buyer all of Seller's rights in and to the real estate, goodwill, and Intellectual Property included in the Assets.

         Section 3.07. Inclusiveness of Assets. The Assets constitute all assets (other than the Excluded Assets) used by Seller primarily in the conduct of the Business.

         Section 3.08.     Financial Statements.

                  (a) Attached as Schedule 3.08 are true, correct, and complete copies of (i) the audited financial statements of CLT as of and for the fiscal year ended December 25, 1998 (the "Balance Sheet Date"), including balance sheets and statements of income, cash flows, and changes in members' equity, as audited by Seller's independent certified public accountants, which are attached as Schedule 3.08(a); and (ii) the internally-prepared financial statements of CLT as of and for the period ended September 2, 1999, including a balance sheet as of such date (the "Latest Balance Sheet") and a statement of income, which are attached as Schedule 3.08(b) (collectively, the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position of CLT at the dates shown and the results of operations and cash flows for the periods covered thereby in accordance with GAAP applied on a consistent basis, except that (A) CLT does not capitalize the development costs associated with certain computer software in accordance with GAAP, (B) CLT does not recognize revenue associated with certain computer software in accordance with GAAP, (C) reserves for bad debt are not treated in conformity with GAAP, (D) intercompany accounts are not treated in conformity with GAAP, (E) foreign, federal, state, and local income tax liability is not accrued on CLT's financial statements in accordance with GAAP, (F) the methodology used by CLT to calculate the bonus accruals under its "Operation Incentive Plan" is not accordance with GAAP, and (G) the interim Financial Statements lack footnotes, year-end adjustments, and other items required by GAAP to be included in audited statements.

                  (b) Except for (i) liabilities reflected in the Latest Balance Sheet; (ii) current liabilities of the same type and relative amount as those reflected in the Latest Balance Sheet (that would be disclosed under the same captions in a balance sheet prepared in accordance with GAAP consistently applied and subject to the exceptions described in subsection (a) above) incurred in the ordinary course of business, consistent with past practice, since the date of the Latest Balance Sheet; and (iii) liabilities disclosed in Schedule 3.09, CLT has no liabilities of any sort relating to the Business, whether absolute or contingent, due or to become due, known or unknown, asserted or unasserted.

         Section 3.09. Absence of Certain Changes or Events. Except as contemplated by this Agreement or as set forth in Schedule 3.09, since the Latest Balance Sheet, Seller has conducted the Business only in the ordinary course and in a manner consistent with past practice, and there has not been
(a) any damage, destruction, or loss (whether or not covered by insurance) with respect to any of the Assets that exceeds $50,000; (b) any change by Seller in its accounting or tax reporting methods, principles, or practices with respect to the Business; (c) any increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, or other employee benefit plan, or any increase in the compensation payable to officers or employees of Seller relating to the Business or CLT (other than regularly scheduled compensation increases in the ordinary course of business); (d) any entry by Seller into any material commitment or transaction relating to or affecting the Business or the Assets not in the ordinary course of business and consistent with past practice (other than this Agreement and the transactions contemplated by this Agreement); and (e) any Material Adverse Effect.

         Section 3.10. Absence of Litigation. Except as set forth on Schedule 3.10, there is no claim, action, suit, litigation, proceeding, arbitration, or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against Seller relating to the Business, the Assets, CLT, or this Agreement or the transactions contemplated hereby, and Seller is not subject to any continuing order of, judgment, writ, injunction, decree, award, consent decree, settlement agreement, or other similar written agreement with, or continuing investigation by, any Governmental Entity or arbitrator relating to the Business, the Assets, CLT, or this Agreement.

         Section 3.11. Employee Benefit Plans; Labor Matters.

                  (a) Set forth on Schedule 3.11(a) is a complete list of all of Seller's "employee benefit plans" (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) in which the employees of CLT or of Seller primarily used in the Business are eligible to participate and any other plan or policy providing for "fringe benefits" (including, but not limited to, vacation, paid holidays, personal leave, employee discount, educational benefit, or similar programs) in which such employees are eligible to participate, and each other bonus, incentive, compensation, deferred compensation, profit sharing, stock, severance, retirement, health, life, disability, group insurance, employment, stock option, stock purchase, stock appreciation right, supplemental unemployment, layoff, consulting, or any other similar plan, agreement, policy, or understanding (whether written or oral, qualified or nonqualified, currently effective or terminated) covering such employees, and any trust, escrow, or other agreement related thereto that (i) is or has been established, maintained, or contributed to by Seller or any ERISA Affiliate (as defined below) or with respect to which Seller or any ERISA Affiliate has any liability, or (ii) provides benefits, or describes policies or procedures applicable, to any officer, employee, director, former officer, former employee, or former director of CLT or any ERISA Affiliate, or any dependent thereof, regardless of whether funded (each, an "Employee Plan", and collectively, the "Employee Plans"). For purposes of this Agreement, "ERISA Affiliate" means Seller and each Person or other trade or business, whether or not incorporated, that is or has been treated as a single employer or controlled group member with Seller pursuant to Code section 414 or ERISA section 4001.

                  (b) No written or oral representations have been made by Seller or CLT to any employee or officer or former employee or officer of CLT or of Seller primarily used in the Business promising or guaranteeing any coverage under any employee welfare plan for any period of time beyond the end of the current plan year (except to the extent of coverage required under Code section 4980B), and, except as set forth on Schedule 3.11(b), no Employee Plan provides benefits to any employee of CLT or of Seller primarily used in the Business or any ERISA Affiliate or any employee's dependents after the employee terminates employment other than as required by law. Except for the "stay put" bonuses to which certain of the employees of Seller primarily used in the business are entitled as set forth on Schedule 3.11(b), the consummation of the transactions contemplated by this Agreement will not accelerate the time of payment or vesting, or increase the amount of compensation (including amounts due under Employee Plans) due to any employee, officer, former employee, or former officer of CLT or of Seller primarily used in the Business.

                  (c) Except as set forth on Schedule 3.11(c), all employees of CLT or of Seller used primarily in the Business are terminable at the will of Seller or CLT, respectively, and neither Seller nor CLT has made any binding commitments of Seller or CLT, respectively, written or oral, to any present or former director, officer, agent, or employee concerning his or her term, condition, or benefits of employment.

                  (d) Seller has not failed to fund or contribute to, nor has it terminated, any Employee Plans or other employee pension benefit plan with respect to which Seller or CLT continues to have an obligation to contribute or any other liability.

                  (e) To the knowledge of Seller, neither Seller nor any ERISA Affiliate nor any plan fiduciary of any Employee Plan has engaged in any transaction in violation of section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in section 4975(c)(1) of the Code), that has or would reasonably be expected to subject CLT, the Assets, or the Business to any taxes, penalties, or other liabilities resulting from such prohibited transaction. To the knowledge of Seller, no condition exists that would subject CLT, the Assets, or the Business to any excise tax, penalty tax, or fine related to any Employee Plan.

                  (f) Seller is in compliance in all material respects with all applicable laws respecting employment, employment practices, and wages and hours regarding employees of CLT or of Seller used primarily in the Business. There is no pending or, to the knowledge of Seller, threatened labor dispute, strike, or work stoppage against Seller that has interfered or would reasonably be expected to interfere with the operation of the Business. To the knowledge of Seller, since January 1, 1997 neither Seller nor any of its representatives or employees has committed any unfair labor practices in connection with the operation of the Business.

                  (g) Except as set forth on Schedule 3.11(g), there are no severance agreements, programs, policies, plans, or arrangements, whether or not written, relating to employees of CLT or of Seller used primarily in the Business.

                  (h) Except as set forth on Schedule 3.11(h), CLT has not amended or terminated any of the Employee Plans since the Balance Sheet Date.

         Section 3.12. Taxes.

                  (a) All returns and reports (the "Tax Returns") of or with respect to any Tax that were required to be filed on or prior to the date hereof by or with respect to Seller relating to the Assets or the Business have been duly and timely filed. All items of income, gain, loss, deduction, and credit or other items required to be included in each such Tax Return have been included, and all information provided in each such Tax Return is true, correct, and complete in all material respects. All Taxes with respect to the Assets or the Business that have been or are due on or prior to the date hereof have been timely paid in full, except in those cases in which the amount of the Tax is being disputed in good faith by Seller, in which case such amounts have been adequately reserved for. To Seller's knowledge, the Business and Assets are not subject to taxation by any jurisdiction where Seller does not file Tax Returns. All withholding Tax requirements imposed on or with respect to Seller relating to the Business or the Assets have been satisfied in full in all respects. No penalty, interest, or other charge is due with respect to the late filing of any such Tax Return or late payment of any such Tax.

                  (b) There are no pending audits, actions, proceedings, investigations, disputes, or claims with respect to or against Seller relating to the Assets or the Business for or with respect to any Taxes; no assessment, deficiency, or adjustment has been assessed or proposed with respect to any Tax Return of or with respect to Seller relating to the Assets or the Business; and to Seller's knowledge, there is no reasonable basis upon which any claim for a material amount of Taxes can be asserted against Seller relating to the Assets or the Business, other than those disclosed (and to which are attached true and complete copies of all audit or similar reports) on Schedule 3.12(b).

                  (c) Except for inchoate statutory Liens for current Taxes not yet due, no Liens for Taxes exist upon the Assets or the Business.

                  (d) Schedule 3.12(d) sets forth the following information with respect to Seller as of the most recent practicable date: (i) its basis in the Assets; and (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contributions relating to the Business and the Assets.

         Section 3.13. Environmental Matters. Except for matters disclosed in
Schedule 3.13:

                  (a) to the knowledge of Seller, the Assets and the operations and activities of the Business comply currently with, and have at all times that the Business has been owned or controlled by Seller or its Affiliates complied with, all applicable Environmental Laws (as defined below);

                  (b) the Assets and the Business are not subject to any existing, pending, or, to the knowledge of Seller, threatened action, suit, claim, investigation, inquiry, or proceeding by or before any Governmental Entity under any Environmental Law;

                  (c) to the knowledge of Seller, there are no physical or environmental conditions (i) existing on any real property used by Seller primarily in the Business or constituting part of the Assets or
         (ii) resulting from Seller's operations or activities in the Business at any real property occupied by the Business, that would reasonably be expected to give rise to any on-site or off-site remedial obligations or other liabilities imposed under any Environmental Laws or that would adversely affect the soil, groundwater, surface water, or human health in violation of any applicable Environmental Laws;

                  (d) to the knowledge of Seller, there has been no exposure of any Person or real property to hazardous substances or any pollutant or contaminant in violation of any applicable Environmental Laws arising from Seller's operation of the Business, nor has there been any release of hazardous substances or any pollutant or contaminant into the environment by Seller in violation of any applicable Environmental Laws in connection with the operation of the Business; and

                  (e) Seller has made available to the Buyer all internal and external environmental audits and studies and all correspondence on environmental matters in the possession of Seller relating to any of the Assets or any current or former operations of Seller relating to the Business.

         For purposes of this Agreement, the term "Environmental Laws" means any and all Laws pertaining to health or the environment currently in effect in any and all jurisdictions in which Seller owns real property or conducts business, including without limitation, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended; the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended; any state Laws implementing the foregoing federal Laws; and all other environmental conservation or protection Laws. For purposes of this Agreement, the terms "hazardous substance" and "release" have the meanings specified in CERCLA and RCRA, and the term "disposal" has the meaning specified in RCRA; provided, however, that to the extent the Laws of the state in which the real property is located establish a meaning for "hazardous substance," "release," or "disposal" that is broader than that specified in either CERCLA or RCRA, such broader meaning will apply with respect to such real property.

         Section 3.14. Brokers; Other Transactions. Except for Legg Mason, no broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller. Seller represents and warrants that except for this Agreement it is not party or subject to any actual or prospective agreement, arrangement, or understanding, written or oral, express or implied, involving a sale of a substantial portion of the Assets or Business (whether through an asset sale, merger, or otherwise involving Seller or CLT).

         Section 3.15. Insurance. Schedule 3.15 lists all insurance policies currently in effect under which Seller is a beneficiary or an insured that insures the Assets and the Business. Such insurance coverage will remain in effect (or will be replaced by similar policies) with respect to the Assets and the Business as to all events occurring on or prior to the Closing Date. As of the date of this Agreement, Seller has not received any notice that any of the policies listed on Schedule 3.15 have been or will be canceled prior to its scheduled termination date, or would not be renewed substantially on the same terms now in effect if the insured party requested renewal or has received notice from any of its insurance carriers that any insurance premiums will be subject to increase in an amount materially disproportionate to the amount of the increases with respect thereto (or with respect to similar insurance) in prior years. Seller is not in default under any such policy (except for such defaults that have not had and would not reasonably be expected have a Material Adverse Effect) and all premiums due and payable with respect to such coverage have been paid or accrued.

         Section 3.16. Properties. All buildings and all fixtures, equipment, and other property and assets that are material to the Business and are held under leases by Seller are, to Seller's knowledge, held under valid instruments enforceable by Seller in accordance with their respective terms. Except as set forth on Schedule 3.16, the Assets, including, without limitation, information systems, (i) have been maintained in accordance with industry standards and are in good and serviceable condition, reasonable wear and tear excepted, and (ii) are adequate for the uses to which they are being put and, following the consummation of the transactions contemplated hereby, will have sufficient capacity to conduct the Business in substantially the same manner as the Business is presently conducted (after taking into account the absence of the Excluded Assets).

         Section 3.17. Intellectual Property. Schedule 3.17 sets forth a complete and correct list of each patent, patent application, trademark (whether or not registered), trademark application, trade name, service mark, material copyright and other material item of proprietary intellectual property (including, without limitation, material items of proprietary computer software, whether in object or source form) (the "Intellectual Property") owned by Seller (the "Owned IP") or used by Seller pursuant to a license with a third party primarily in connection with the Business. To Seller's knowledge: (i) the Owned IP is valid and enforceable; and (ii) Seller has the exclusive right to use and license the use of such Owned IP. To the knowledge of Seller, the current use by Seller of such Owned IP does not infringe the rights of any other Person, and no other Person is infringing the rights of Seller in any such Owned IP.

         Section 3.18. Certain Contracts; Licenses; Etc.

                  (a) Schedule 3.18(a) lists, as of the date of this Agreement, each agreement, contract, or commitment to which Seller is a party or by which Seller is bound and which will be transferred to Buyer pursuant to this Agreement (i) containing a lease for real property,
         (ii) providing for consideration during the previous twelve months in excess of $10,000 or that could reasonably be expected to involve consideration in the twelve month period following the date of this Agreement in excess of $10,000, or (iii) that is otherwise material to the financial condition or results of operations of the Business and that is not otherwise listed pursuant to this Section 3.18.

                  (b) Schedule 3.18(b) contains a list and description of all currently effective material permits, licenses, and authorizations of and registrations and qualifications with, Governmental Entities and self-regulatory organizations applicable to the Business or the Assets.

                  (c) Except as set forth on Schedule 3.18(c), none of the items required to be disclosed on Schedule 3.18 is terminable as the result of, has increased rights or obligations as a result of, or becomes vested or accelerated by, or otherwise requires the consent or other approval of any other Person with respect to or as a result of, the transactions contemplated by this Agreement. Seller is in compliance in all material respects of all items required to be disclosed pursuant to this Section 3.18, and to Seller's knowledge, each of the other parties thereto or bound thereby has performed in all material respects all the obligations required to be performed by it to date and is not in default thereunder. Each of the items required to be disclosed in Schedule 3.18 is in full force and constitutes a legal, valid, and binding obligation of Seller and, to Seller's knowledge, the other parties thereto, enforceable in accordance with its terms. To Seller's knowledge, no material client or customer intends to terminate its relationship with Seller as a result of the transactions contemplated by this Agreement. True and complete copies of all items required to be disclosed on Schedule 3.18 have been delivered or otherwise made available to the Buyer.

         Section 3.19. Employees. Schedule 3.19 sets forth an accurate, correct, and complete list of all employees of Seller utilized in the Business as of the date hereof, including name, title or position, the present annual compensation or wage rate, any interests in any bonus or incentive compensation plan, and any other perquisite or form of non-cash compensation owed by Seller to such employees.

         Section 3.20. Year 2000 Compliance. All of the computer software products currently being sold and supported by Seller and the material components of computer hardware and software utilized in CLT's computer software business (collectively, the "Systems") comply with all of the following criteria (compliance with such criteria referred to herein as being "Year 2000 Compliant"): (i) the Systems operate with dates that are less than, equal to, or greater than 2000 when the date is 1999 or less; (ii) the Systems operate with dates that are less than, equal to, or greater than 2000 when the date is 2000 or greater; (iii) the Systems work when the date rolls between 12/31/99 and 01/01/2000; (iv) if any System is passing a date that contains a year less than four digits to another application or system, it passes enough information for the receiving system to comply with Section 3.20(i)-(iii); (v) if any System is receiving a date that contains a year less than four digits from another application or system, it is able to interpret the date received to comply with Section 3.20(i)-(iii); (vi) the Systems recognize year 2000 as a leap year and operate accordingly; (vii) the Systems recognize the correct day of the week where required; (viii) date values sort correctly; (ix) date value calculations operate and provide correct results; and (x) date values stored, calculated, imported, exported, or displayed with less than a four digit year are completely unambiguous. Schedule 3.20 sets forth the current status of CLT's testing of the Systems to confirm that they are Year 2000 Compliant.

         Section 3.21. Securities Law Matters.

                  (a) Seller, by reason of its business and financial experience, has the capacity to protect its interests in investments in illiquid securities such as the Parent Shares. Seller has carefully evaluated its financial resources and investment position and the risks associated with an investment in the Parent Shares and is able to bear the economic risk of such investment. Seller has adequate means for providing for its current needs and contingencies and has no need for liquidity in this investment. Seller's overall commitment to investments that are not readily marketable is not disproportionate to its net worth and Seller's investment in the Parent Shares will not cause such overall commitment to become excessive.

                  (b) Seller has reviewed the merits of an investment in the Parent Shares with tax and legal counsel and an investment advisor to the extent deemed advisable by Seller. Seller acknowledges that it has been given a full opportunity to ask questions of and to receive answers from the officers, agents, and representatives of Parent concerning the terms and conditions of the investment and the business of Parent and to obtain such other information as desired in order to evaluate an investment in the Parent Shares. Seller further acknowledges that it has relied solely upon its own independent investigations and the representations and warranties of Parent contained herein, and has received no representation or warranty from Parent or any of its affiliates, employees or agents other than those set forth in this Agreement. Seller further acknowledges and understands that no federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the Parent Shares.

                  (c) Seller understands that the Parent Shares to be issued pursuant to this Agreement will constitute "restricted securities" within the meaning of Rule 144 under the Securities Act and may not be sold, pledged, or otherwise transferred in the absence of an effective registration statement pertaining thereto under the Securities Act and under any applicable state securities laws or an exemption from the registration requirements thereof. Seller further understands that the Parent Shares will bear substantially the legend set forth in Section 2A.04.

                  (d) Seller acknowledges and agrees that the sale of Parent Shares will be solely for the Seller's account, and not for the account of any other person or with a view to any resale or distribution thereof. Seller understands that the Parent Shares have not been registered under the Securities Act, or the securities laws of certain states, in reliance upon specific exemptions from registration thereunder, and agrees that the Parent Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except in compliance with the Securities Act and applicable state securities laws. Seller further understands that Parent has no obligation and does not intend to cause the Parent Shares to be registered under the Securities Act. Seller further understands that it is not anticipated that there will be any market for resale of the Parent Shares and that it may not be possible for Seller to liquidate an investment in the Parent Shares on an emergency basis.

                  (e) Seller understands that the representations and warranties set forth in this Section 3.21 are being provided to determine whether Parent Shares may be issued to Seller pursuant to section 4(2) of the Securities Act and similar exemptions under applicable state securities laws. Seller will notify the Parent immediately of any change in any such information occurring prior to the Closing.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

         As an inducement to Seller to enter into this Agreement, each of Buyer and Parent hereby represents and warrants to Seller on a joint and several basis as follows:

         Section 4.01. Organization and Qualification. Each of Buyer and Parent is a corporation duly formed, validly existing, and in good standing under the Laws of the State of Delaware, has all requisite corporate power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to be so duly qualified and in good standing would affect the validity or enforceability of this Agreement or Buyer's or Parent's ability to consummate the transactions contemplated hereby.

         Section 4.02. Organization Documents. Each of Buyer and Parent has furnished to Seller a true, complete, and correct copy of its certificate of incorporation and bylaws, each as amended or restated to the date of this Agreement. Each of Buyer and Parent is not in violation of any of the provisions of its certificate of incorporation of bylaws, as so amended, and such remain in full force and effect.

         Section 4.03. Authority. Each of Buyer and Parent has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by each of Buyer and Parent and the consummation by Buyer and Parent of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Buyer or Parent are necessary to authorize this Agreement and the Ancillary Agreements to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by each of Buyer and Parent that is a party thereto and, assuming the due authorization, execution, and delivery of this Agreement and the Ancillary Agreements by Seller, constitute the legal, valid, and binding obligations of the Buyer and Parent, respectively, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other Laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

         Section 4.04. No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement and the Ancillary Agreements by each of Buyer and Parent does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with or violate the certificate of incorporation or bylaws, in each case as amended or restated as of the date of this Agreement, of Buyer and Parent, respectively; (ii) conflict with or violate any Laws applicable to Buyer or Parent or by which any of their respective properties is bound or subject; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Buyer or Parent pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other material instrument or obligation to which Buyer or Parent, respectively, is a party or by or to which either of them or any of their respective properties is bound or subject.

                  (b) The execution and delivery of this Agreement and the Ancillary Agreements by each of Buyer and Parent does not, and the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not, require Buyer or Parent to obtain any consent, license, permit, approval, waiver, authorization, or order of, or to make any filing with or notification to, any Governmental Entity or any other Person.

         Section 4.05. Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent, Buyer, or any Affiliate of Parent or Buyer.

         Section 4.06. Absence of Litigation. Except as disclosed in Parent's SEC Documents (as hereinafter defined), there is no claim, action, suit, litigation, proceeding, arbitration, or investigation of any kind, at law or in equity (including actions or proceedings seeking injunctive relief), pending or threatened against Buyer or Parent relating to this Agreement or the transactions contemplated hereby or that has had or would reasonably be expected have a material adverse effect on Buyer's or Parent's ability to consummate the transactions contemplated hereby, and neither Buyer nor Parent is subject to any continuing order of, judgment, writ, injunction, decree, award, consent decree, settlement agreement, or other similar written agreement with, or continuing investigation by, any Governmental Entity or arbitrator relating to this Agreement or the transactions contemplated hereby or that has had or would reasonably be expected have a material adverse effect on the business, operations, assets, financial condition, or results of operations of Buyer or Parent or their respective ability to consummate the transactions contemplated hereby.

         Section 4.07. Compliance with Laws. Each of Buyer and Parent has conducted its operations in compliance with all applicable Laws, except for such noncompliance that has not had and would not reasonably be expected to have a material adverse effect on the business, operations, assets, financial condition, or results of operations of Buyer or Parent or their respective ability to consummate the transactions contemplated hereby.

         Section 4.08. Financial Ability to Close. Each of Parent and Buyer has, and at Closing will have, the financial ability to perform its respective obligations under this Agreement.

         Section 4.09. Forest City Notes.

                  (a) Parent has good and marketable title to the Forest City Notes and owns them free and clear of any Liens; provided that the Forest City Notes are subject to the terms and conditions of a certain Subordination and Intercreditor Agreement dated as of March 26, 1999 among Parent, FCAP, and Congress Financial Corporation (Central) (the "Subordination Agreement").

                  (b) The Forest City Notes are freely transferable by Parent to Seller without the need for the consent of any Governmental Entity or other Person.

                  (c) Schedule 4.09 sets forth all of the transaction documents executed in connection with the Forest City Notes (collectively, the "Transaction Documents"). Each of the Forest City Notes and the Transaction Documents is in full force and effect, has not been modified, revised or amended (either in writing or orally), and together constitute the complete agreement between FCAP and Parent with respect to the indebtedness evidenced by the Forest City Notes.

                  (d) Except as set forth on Schedule 4.09, FCAP is not in default under any of the provisions of the Forest City Notes or the Transaction Documents and no event has occurred, which with the passage of time or notice or both, would become an event of default under the Forest City Notes or the Transaction

         Documents by FCAP. No payment or prepayment of principal has been made by FCAP under the Forest City Notes.

                  (e) Except as set forth on Schedule 4.09, Parent and its Affiliates are not in default under any of the provisions of the Transaction Documents and no event has occurred, which with the passage of time or notice or both, would become an event of default under the Transaction Documents by Parent or its Affiliates or could otherwise give rise to a counterclaim or defense by FCAP to any demand for payment under the Forest City Notes.

         Section 4.10. Share Validity. The Parent Shares shall be, upon issuance in accordance with this Agreement, duly authorized, validly issued, fully paid and nonassessable, and free and clear of any liens and preemptive and other similar rights.

         Section 4.11. Securities Law Compliance. Assuming the representations and warranties of Seller set forth in Section 3.21 hereof are true and correct, the issuance of the Parent Shares pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and all applicable state securities or "Blue Sky" laws. Parent has given Seller and its agents, and agrees to continue to give Seller and its agent through the Closing Date, the opportunity to ask questions of, and receive answers from, executive officers of Parent concerning Parent and the Parent Shares. Neither Parent nor, to Parent's knowledge, any Person acting on its behalf has, in connection with the Parent Shares offered hereby, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Parent Shares pursuant to this Agreement or that would violate applicable state securities or "Blue Sky" laws. Parent has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of securities of the same or a similar class as the Parent Shares if as a result the offer and sale of the Parent Shares contemplated hereby would fail to be entitled to exemption from the registration requirements of the Securities Act. As used in this Section 4.11, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

         Section 4.12. Public Filings.

                  (a) Parent has made available to Seller true and complete copies of its annual report on Form 10-K for the fiscal year ended December 31, 1998, its quarterly reports on Form 10-Q for fiscal quarters ended March 31, 1999 and June 30, 1999, respectively, all current reports on Form 8-K filed since January 1, 1999, its 1998 Annual Report to Stockholders and its proxy statements in connection with the 1999 annual meeting of stockholders (collectively, the "SEC Documents") and will make available to Seller any similar SEC Documents filed with the U.S. Securities and Exchange Commission (the "SEC") on or before the Closing Date. As of their respective filing dates, each SEC Document complied, or will comply, in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as of their respective dates none of the SEC Documents contained, or will contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, the consolidated balance sheet of Parent and its consolidated subsidiaries as of June 30, 1999 include in the Form 10-Q for the fiscal quarter then ended is hereinafter referred to herein as the "Parent Balance Sheet" and June 30, 1999 is hereinafter referred to herein as the "Parent Balance Sheet Date".

                  (b) Except to the extent expressly set forth in, or contemplated by, the Parent Balance Sheet, or the notes, schedules or exhibits thereto, or as disclosed in, or contemplated by, the SEC
         Documents: (i) as of the Parent Balance Sheet Date, neither Parent nor any of its consolidated subsidiaries had any material liabilities or obligations (whether absolute, contingent, accrued or otherwise) that would be required to be included on a consolidated or condensed balance sheet or in the notes, schedules or exhibits thereto prepared in accordance with GAAP; and (ii) since the Parent Balance Sheet Date, Parent and its consolidated subsidiaries have not incurred any such material liabilities or obligations other than in the ordinary course of business or as so disclosed or contemplated.

         Section 4.13. No Material Adverse Change. Since the Parent Balance Sheet Date, there has been no material adverse effect on the business, operations, assets, financial condition, or results of operations of Buyer or Parent or their respective ability to consummate the transactions contemplated hereby.

                                   ARTICLE V
                                   COVENANTS

         Section 5.01. Affirmative Covenants of Seller. Seller hereby covenants and agrees that, prior to the Closing Date, unless otherwise expressly contemplated by this Agreement or consented to in writing by Buyer and Parent (which consent shall not be unreasonably withheld, conditioned or delayed), Seller will cause CLT:

                  (a) to operate the Business and the Assets in the ordinary course, consistent with past practices and use commercially reasonable efforts to preserve the goodwill of the Business and of its employees, customers, suppliers, Governmental Entities and others having business dealings with CLT and the Business;

                  (b) except as contemplated by this Agreement, not to engage in any transaction relating to the Business or the Assets outside the ordinary course of business, including, without limitation, by making any material expenditure, investment, or commitment or entering into any material agreement or arrangement of any kind (it being understood that the payment by Seller of $25,000 in any 12-month period shall be the measure of materiality under this Section 5.01(b));

                  (c) to maintain all insurance policies (or replacement policies with substantially similar coverage) and all Permits that are required for Seller to carry on the Business;

                  (d) subject to Section 5.04, not to take or permit any action that would cause the Closing conditions contained in Article VII on the obligations of the parties to effect the transactions contemplated by this Agreement not to be fulfilled, including, without limitation, by taking or causing to be taken any action that would cause the representations and warranties made in this Agreement not to be true and correct;

                  (e) not to increase the compensation payable to or to become payable to any agent, consultant, or employee of Seller working in the Business (other than regularly scheduled increases in compensation and the awarding of bonuses in the ordinary course of business);

                  (f) except as contemplated by this Agreement, not to grant any severance or termination pay (other than pursuant to the normal severance policy and "stay put" agreements of the Seller as in effect on the date of the Latest Balance Sheet) to, or enter into or amend any employment or severance agreement with, any employee of the Seller working in the Business whose base compensation exceeds the rate of $20 per hour;

                  (g) not to sell, lease, exchange, mortgage, pledge, transfer, or otherwise dispose of, or agree to sell, lease, exchange, mortgage, pledge, transfer, or otherwise dispose of, any of the Assets or any interest therein, except for dispositions of inventories and of assets in the ordinary course of business and consistent with past practice;

                  (h) not to release any third party from its obligations, or grant any consent, under any existing standstill provision relating to any transaction referred to in Section 5.02 or otherwise under any non-competition, confidentiality, or other agreement in favor of Seller with respect to the Business, or fail to fully enforce any such agreement;

                  (i) not to (A) change any of its methods of accounting relating to the Assets or the Business in effect at the date of the Latest Balance Sheet; (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy relating to the Assets or the Business (unless the settlement or compromise involves only the payment of money damages, includes a full release of Seller, and does not impose an injunction or other equitable relief upon the Business or Assets); or (C) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the taxable year ending December 25, 1998 relating to the Assets or the Business, except, in each case, as may be required by Law or GAAP;

                  (j) not enter into any contract or agreement primarily relating to the Business or the Assets and that is reasonably expected to require a payment by CLT in excess of $25,000 during any 12-month period;

                  (k) not to accelerate or delay any collection of any notes or accounts receivable generated by the Business in advance or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

                  (l) not to delay or accelerate payment of any account payable or other liability of the Business beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

                  (m) not to make or agree to make any payment of cash or distribution of assets to any of its Affiliates (other than cash realized upon collection of receivables generated in the ordinary course of business and cash distributions to Seller's parent in the ordinary course of business consistent with past practice);

                  (n) not to delay or postpone inventory purchases or the repair and maintenance of personal or real properties, other than delays or postponements in the ordinary course of business that do not adversely impair the provision of goods and services to customers of the Business; and

                  (o) to take all commercially reasonable steps to cause to be fulfilled Buyer's and Parent's Closing conditions set forth in Section
         7.01 that are dependent upon the actions of Seller.

         Section 5.02. No-Shop Provisions. Until the earliest to occur of (i) the Closing Date, (ii) the Outside Date or (iii) the termination of this Agreement by either party in accordance with its terms (other than a termination of this Agreement based upon a breach committed by Seller), Seller will comply with the following no-shop provisions: (a) Seller will negotiate exclusively and in good faith with Buyer and Parent with respect to the sale of the Assets; and (b) Seller will not, directly or indirectly (through agents or otherwise), encourage or solicit any inquiries or accept any proposals by, or engage in any discussions or negotiations with or furnish any information to, any other Person concerning a sale of a substantial portion of the Assets or Business (whether through an asset sale, merger, or otherwise involving Seller or CLT).

         Section 5.03. Access and Information. Seller has caused and will, until the Closing Date, continue to cause Buyer, Parent, and their respective representatives to have reasonable access to Seller's and CLT's directors, officers, employees, agents, assets, and properties and all relevant books, records and documents of or relating to the Business and the Assets during normal business hours upon reasonable advance notice to Bruce Nagel and John Clark, and will furnish to Buyer and Parent such information, financial records, and other documents relating to Seller, the Business, and the Assets as Buyer or Parent may reasonably request; provided, however, that any such inspection shall be done in such a manner so as not to unreasonably disrupt the Seller's conduct of the Business and shall be subject to any reasonable restrictions imposed by Bruce Nagel and John Clark (including limiting Buyer's access to employees of CLT to certain categories of senior management). Seller will permit Buyer, Parent, and their respective representatives reasonable access to Seller's accountants, auditors, customers, suppliers, and Governmental Entities having dealings with Seller for consultation or verification of any information obtained by

Buyer and will use their respective commercially reasonable efforts to cause such Persons to cooperate with Buyer and its representatives in such consultation and in verifying such information. If this Agreement is terminated for any reason, Buyer agrees to return or cause to be returned all tangible embodiments of the information (including all books, records and documents, in any form) provided to Buyer or its representatives within five (5) days after the date of such termination.

         Section 5.04. Notice of Breach; Supplemental Disclosure. Buyer agrees to provide Seller with prompt written notice if Buyer determines that, based upon information provided to Buyer or through its own investigation, Seller is in breach of any of its representations, warranties or covenants set forth in this Agreement. Seller will promptly supplement or amend each of the disclosure schedules attached hereto with respect to any matter that arises or is discovered after the date of this Agreement that, if existing or known at the date of this Agreement, would have been required to be set forth or listed in such schedule; provided that, for purposes of determining the rights and obligations of the parties under this Agreement (other than the obligations of Seller under this Section 5.04), any such supplemental or amended disclosure will not be deemed to have been disclosed to Buyer and Parent unless Buyer and Parent expressly consent to such disclosure in writing, which consent: (i) shall not be unreasonably withheld, conditioned or delayed and (ii) shall be deemed to cure any underlying breach by Seller.

         Section 5.05 Cooperation. The parties hereto will use commercially reasonable efforts to satisfy all conditions precedent contained in Articles VII hereof, and will cooperate with each other in carrying out the transactions contemplated hereby; in obtaining any and all required approvals, consents, permits, and authorizations; and in executing and delivering all documents, instruments, and copies thereof necessary to the other party.

         Section 5.06 Governmental Permits and Approvals; Consents.

                  (a) Seller, Buyer, and Parent shall use commercially reasonable efforts to obtain promptly all permits and approvals from any Governmental Entity or other Person necessary for lawful consummation of the Closing. In furtherance of the foregoing, Seller, Buyer and Parent agree to provide all information (including financial information) that is reasonably requested by any Person from whom any approval or consent is necessary for lawful consummation of the Closing (including information needed for inclusion in a filing with a Governmental Entity).

                  (b) With respect to any consent that Seller is unable to obtain and deliver to Buyer, the parties agree to use commercially reasonable efforts to (i) provide to Buyer the benefits of the related Restricted Interest, and (ii) cooperate in reasonable and lawful arrangements designed to provide such benefits to Buyer.

         Section 5.07. Publicity. Parent, Buyer, and Seller will cooperate with each other in the development and distribution of all news releases and other public disclosures relating to the transactions contemplated by this Agreement. Neither Parent and Buyer, on the one hand, nor Seller, on the other hand, will issue or make, or allow to have issued or made, any press release or public announcement concerning the transactions contemplated by this Agreement without the advance approval in writing of the form and substance thereof by the other parties, unless otherwise required by applicable legal or stock exchange requirements; provided that if any party is of the opinion that it is legally obligated to make a disclosure, that party will advise the other parties in advance before making the disclosure; and provided further that in no event shall any such disclosure include the financial terms of this Agreement (other than filings under the securities Laws requiring such disclosure).

         Section 5.08. Transaction Costs. Each party will pay all attorneys', accountants', finders', brokers', investment banking and other fees, costs and expenses incurred by such party in connection with the preparation, negotiation, execution, and performance of this Agreement or any of the transactions contemplated by this Agreement, provided that (in addition to any other remedies that any party may have under this Agreement): (a) Seller agrees to reimburse Buyer and Parent for all of their respective expenses incurred in connection with this Agreement if Buyer and Parent terminate this Agreement as a result of any breach by Seller; and (b) Parent agrees to reimburse Seller for all of Seller's expenses incurred in connection with this Agreement if Seller terminates this Agreement as a result of any breach by Buyer or Parent. Notwithstanding the foregoing: (i) Buyer and Parent will bear the costs and expenses associated with the 1996 and 1997 audits described in Section 5.13; and (ii) the parties will bear the costs and expenses associated with transfer of the Premises in accordance with Section 5.18.

         Section 5.09. Parent Guarantee. Parent hereby guarantees, and agrees to be jointly and severally liable for, the full and prompt performance and payment of any obligations incurred by Buyer pursuant to this Agreement and the Ancillary Agreements.

         Section 5.10. Competition.

                  (a) Seller acknowledges and agrees that this Agreement is entered into in connection with the sale of the Business and that, as part of the consideration and as a material inducement for the execution of this Agreement and the purchase of the Business, Parent and Buyer have required that Seller enter into this Section 5.10. Seller acknowledges and agrees that Parent and Buyer would not enter into this Agreement or purchase the Business absent Seller's covenants contained in this Section 5.10. Seller also acknowledges that Buyer's and Parent's acquisition of the Business includes the acquisition of Confidential Information (as hereinafter defined), which knowledge and information would provide invaluable benefits to competitors and potential competitors of Buyer and Parent and the use, loss, dilution, or impairment of which by Seller, its Affiliates, or any other Person would materially damage Parent, Buyer, and the Business acquired. Seller also acknowledges that the nature of the Business is not confined by geography and that current technology and business and communications methods enable and will enable the Business to offer products and services and conduct business with customers and potential customers and other Persons having business dealings with Buyer and Parent related to the Business without regard to geographic location.

                  (b) Seller covenants and agrees that, for a period beginning on the Closing Date and ending on the fifth anniversary of the Closing Date (the "Non-Compete Period"), without the written permission of Parent, it will not, directly or indirectly, anywhere within the United States (the "Non-Compete Area"):

                           (i) engage (whether as owner, partner, stockholder,
                  investor, employee, adviser, consultant, contracting party, or referring source, or otherwise) in any business that develops, markets, sells, or distributes, or provides any services (consulting or otherwise) or products substantially similar to or competitive with those services or products developed, marketed, sold, or distributed, or provided by the Business (the "Restricted Business") (except that Seller may beneficially own less than five percent (5%) of the common equity of a publicly traded entity engaged in the Restricted Business);

                           (ii) solicit or attempt to solicit any Restricted
                  Business from any Person, including, but not limited to, customers, clients, and prospective customers and clients of Parent, Buyer, and their respective Affiliates or successors; or

                           (iii) recruit or solicit, attempt to or assist in
                  any attempt to recruit or solicit, or initiate discussions about employment or hiring with, any Person engaged in the Restricted Business and employed by Seller or CLT prior to the Closing Date or employed by Parent or Buyer or their respective Affiliates and successors during the Non-Compete Period.

                  (c) In the event that Seller engages in any conduct prohibited by Section 5.10, then the Non-Compete Period will automatically be extended by the period of time from when Seller began such violation until it permanently ceases such violation.

                  (d) Seller acknowledges that this Section 5.10 is necessary to protect the interests of Parent, Buyer, and their respective Affiliates and that the restrictions and remedies contained in this Agreement are reasonable in light of the consideration and other value Seller has accepted pursuant to this Agreement. If any provision of this Section 5.10 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, and/or scope, then, and in that event, such provision will nevertheless remain valid and fully effective, but will be considered to be amended so that the period of time, territory, and/or scope set forth will be changed to be the maximum period of time, the largest territory, and/or the broadest scope, as the case may be, that would be found reasonable and enforceable by such court.

         Section 5.11. Confidential Information.

                  (a) Seller acknowledges that it has had access to confidential information, and may in the future have access to information proprietary to, used by, or in the possession of Parent, Buyer, CLT, or their respective Affiliates, or any of their respective customers or not generally known in the industry, including, but not limited to, records regarding sales, price and cost information, marketing plans, trade secrets, customer names, customer lists, sales techniques, distribution plans or procedures, and other material relating to the Business, Assets, and to Parent's or Buyer's or their respective Affiliates' business (the "Confidential Information"); provided that Confidential Information shall not be deemed to include information that (i) is or shall become generally available to the public other than as a result of an unauthorized disclosure by Seller,
         (ii) becomes available to Seller on a non-confidential basis from a source other than Buyer, Parent or an Affiliate of Buyer or Parent that is not bound by a legal or contractual obligation not to disclose such information, or (iii) is required to be disclosed by Seller by Law (or to defend itself against a claim by Buyer or Parent hereunder),

                  (b) Seller for itself and for each Person controlled by Seller agrees that during the Non-Compete Period it shall not use the Confidential Information other than for the sole benefit of Parent or Buyer or to disclose such Confidential Information to any Person, without the prior written consent of Parent and Buyer. Seller shall be responsible for breaches of this Section 5.11(b) committed by its representatives. Seller further acknowledges that this covenant to maintain Confidential Information is necessary to protect the goodwill and proprietary interests of the Business, Assets, and of Parent and Buyer and their respective Affiliates and that the restriction against the disclosure of Confidential Information and the associated remedies are reasonable in light of the consideration and other value Seller has accepted pursuant to this Agreement. Seller agrees on request of Parent or Buyer after the Closing Date immediately to surrender to Parent or Buyer all Confidential Information and all copies thereof and information containing Confidential Information in Seller's possession or control as well as all other papers, documents, electronic media, or property of Seller or the Buyer, or their respective Affiliates embodying Confidential Information coming into its possession or control.

                  (c) Each of Buyer and Parent acknowledges that it has had access to Confidential Information of Seller, CLT and their respective Affiliates. Consequently, each of Buyer and Parent for itself and for each Person controlled by Buyer and Parent agrees that from and after the date hereof it shall not use the Confidential Information or to disclose such Confidential Information to any Person, without the prior written consent of Seller except (A) to Buyer's and Parent's representatives (who shall be informed of the confidential nature of such information and who shall agree to keep such information confidential), (B) as otherwise required by Laws, or (C) as required to obtain any regulatory approvals or consents required to consummate the transactions contemplated hereby. Each of Buyer and Parent shall be responsible for breaches of this Section 5.11(c) committed by its representatives. Each of Buyer and Parent further acknowledges that this covenant to maintain Confidential information is necessary to protect he goodwill and proprietary interests of the Business, Assets, and of Seller and its Affiliates and that the restriction against the disclosure of Confidential information and the associated remedies are reasonable. If this Agreement is terminated for any reason or Closing does not otherwise occur, each of Parent and Buyer agrees on request of Seller to immediately to surrender to Seller all Confidential Information and all copies thereof and information containing Confidential Information in their possession or control as well as all other papers, documents, electronic media, or property of Seller or its Affiliates embodying confidential Information coming in to its possession or control. Notwithstanding the foregoing, in the event that Closing occurs, Buyer's and Parent's obligations under this
         Section 5.11(c) with respect to Confidential Information of CLT shall terminate.

                  (d) If any provision of this Section 5.11 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, and/or scope, then, and in that event, such provision will nevertheless remain valid and fully effective, but will be considered to be amended so that the period of time, territory, and/or scope set forth will be changed to be the maximum period of time, the largest territory, and/or the broadest scope, as the case may be, which would be found reasonable and enforceable by such court.

         Section 5.12. Tax Matters.

                  (a) Liability for Tax Matters. Seller shall be liable for and pay, and pursuant to Article VI shall indemnify and hold harmless Parent and Buyer from and against all Taxes (whether assessed or unassessed) applicable to the Business, the Assets, and the Assumed Liabilities in each case attributable to all periods of time up to and including the Effective Date. Seller shall be entitled to any refund or credit therefor of any Taxes applicable to the Business, Assets, and the Assumed Liabilities in each case attributable to all periods of time up to and including the Effective Date. Parent and Buyer shall be liable for and pay, and pursuant to Article VI shall indemnify and hold harmless Seller from and against all Taxes (whether assessed or unassessed) applicable to the Business, the Assets, and the Assumed Liabilities in each case attributable to all periods of time following the Effective Date. Parent and Buyer shall be entitled to any refund or credit therefor of any Taxes applicable to the Business, Assets, and the Assumed Liabilities in each case attributable to all periods of time following the Effective Date.

                  (b) Transfer Taxes. Notwithstanding the foregoing Section 5.12(a), any sales Tax, use Tax, documentary stamp Tax, or similar Tax attributable to the sale or transfer of the Business or Assets shall be paid 50% by Seller and 50% by Parent and Buyer.

                  (c) Tax Returns. Each party will prepare and timely file when due all Tax Returns in respect of pre-Effective Date and post-Effective Date tax periods that are required under applicable Law with respect to the Business, Assets, and Assumed Liabilities, and will each remit (or cause to be remitted) any Taxes due in respect of such returns.

                  (d) Notice. Each party shall provide reimbursement for any Tax paid by one party all or a portion of which is the responsibility of the other pursuant to this Section 5.12. Within a reasonable period of time prior to the payment of any such Tax, the party paying such Tax shall give written notice to the other party of the Tax payable and the portion that is the liability of such party, although failure to do so will not relieve the other party from its liability hereunder.

                  (e) Reimbursement. Each party shall promptly pay the other for any Taxes for which such party is liable under this Section 5.12, but in no event later than five (5) days prior the due date of the paying of such Taxes. The parties agree to negotiate in good faith to resolve any disputes regarding the payment of any Taxes pursuant to this Section 5.12.

                  (f) Assistance and Cooperation. After the Closing Date, each party will (and will cause its respective Affiliates, representatives, and agents to):

                           (i) assist the other party in preparing any Tax
                  Returns that such other party is responsible for preparing and filing in accordance with this Section 5.12;

                           (ii) cooperate fully in preparing for any audits of,
                  or disputes with taxing authorities regarding, any Tax Returns described in this Section 5.12; and

                           (iii) making available to the other party and to any
                  taxing authority as reasonably requested all information, records, and documents relating to the Taxes described in this Section 5.12.

         Section 5.13. Audit of CLT's 1996, 1997 and 1998 Financial Statements. The parties acknowledge and agree that Parent and Buyer will require audited financial statements of CLT for fiscal years 1996, 1997 and 1998 (in each case, accompanied by an unqualified GAAP opinion from the auditors) for their use after the Closing. The parties agree that Ernst & Young, LLP will conduct the audit for fiscal years 1996, 1997 and 1998, which audit shall commence promptly after the execution of this Agreement. From the date of this Agreement and continuing until the audit has been completed, each party agrees to grant the other party and Ernst & Young, LLP such access as may be reasonably requested to complete such audit. Parent and Buyer will bear all costs and expenses associated with such audit relating to fiscal years 1996 and 1997, including the reasonable out-of-pocket expenses incurred by Seller in assisting Parent and Buyer with such audit. Seller will bear all costs and expenses associated with such audit relating to fiscal year 1998, including the reasonable out-of-pocket expenses incurred by Seller in assisting Parent and Buyer with such audit The parties agree that completion of such audits shall not be a condition to Closing.

         Section 5.14. Disclaimer of Other Representations and Warranties. Each of Parent and Buyer acknowledges and agrees that Seller does not make, and has not made, any representations or warranties relating to Seller, CLT, the Assets or the Business other than the representations and warranties of Seller expressly set forth in this Agreement. Without limiting the generality of the disclaimer set forth in the preceding sentence, Seller does not make, and Seller and its respective officers, members, managers, employees and agents have not made, and shall not be deemed to have made any representations or warranties in the CLT Confidential Descriptive Memorandum dated Spring, 1999, and any supplements or addenda thereto (collectively, the "Offering Memorandum"), any presentation relating to Seller, CLT, the Assets or the Business given in connection with the transactions contemplated by this Agreement, in any filing made by or on behalf of Seller with any Governmental Entity or in any other information provided to or made available to Buyer, and no statement contained in the Offering Memorandum, made in any such presentation, made in any such filing or contained in any such other information shall be deemed to be a representation or warranty of Seller hereunder or otherwise. No person has been authorized by Seller to make any representation or warranty in respect of Seller, CLT, the Assets or the Business in connection with the transactions contemplated by this Agreement that is inconsistent with or in addition to the representations and warranties of Seller expressly set forth in this Agreement.

         Section 5.15. Transition Services. For a period beginning on the Effective Date and continuing for ninety (90) days thereafter, Seller shall use commercially reasonable efforts to provide certain administrative and transitional services to Parent and Buyer with respect to the Business pursuant to the provisions of a certain Administrative Services Agreement substantially in the form of Exhibit C attached hereto (the "Administrative Services Agreement").

         Section 5.16. Performance/Surety Bonds; Letters of Credit. The parties acknowledge and agree that Seller and/or Seller's parent company, Day & Zimmermann, Inc. ("D&Z"), has supplied certain clients of the Business with (i) performance/surety bonds issued by CNA or (ii) letters of credit to secure performance, in each case, pursuant to the terms of CLT's engagements with such clients (collectively, the "Bonds"). Seller agrees to keep in place (and to cause D&Z to keep in place) all Bonds in effect as of the Effective Date until such time as such Bonds expire by their terms, require renewal, or in the case of "bid bonds", when the engagement relating thereto has been awarded to the Business. Buyer and Parent agree to (A) obtain any required performance/surety bonds or letters of credit with respect to all contracts signed and engagements of the Business that commence after the Effective Date, (B) replace any Bonds in effect as of the Effective Date when such Bonds expire by their terms, require renewal, or in the case of "bid bonds", when the engagement relating thereto has been awarded to the Business, and (C) indemnify and hold harmless the Seller Parties (as defined in Section 6.02) from and against any and all Losses (as defined in Section 6.01) any Seller Party may incur in connection with the Bonds, but only to the extent such Losses arise from actions or inactions after the Effective Date.

         Section 5.17. Securities Law Covenant to Permit Use of Rule 144. To make available to Seller the benefits of Rule 144 under the Securities Act, Parent agrees to (i) use its best efforts to make and keep public information available as those terms are understood as defined in Rule 144 (or any successor rule thereto); and (ii) furnish to Seller, so long as Seller owns any Parent Shares, forthwith upon request: (A) a written statement by Parent as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (B) a copy of the most recent annual or quarterly report of Parent and such other reports and documents filed with the SEC by Parent.

         Section 5.18. Post-Closing Documents for Transfer of Premises. As soon as reasonably practicable after the Closing: (a) Buyer and Parent shall at their expense obtain a title insurance commitment for the Premises and a customary form of warranty deed for the Premises that complies with Ohio law (provided that Seller shall bear the expense of such title insurance and deed if Ohio custom typically assigns responsibility for such expenses to a seller of commercial real property), conduct a Phase I environmental assessment of the Premises, and prepare a survey of the Premises (if required by the title insurer); and (b) Seller shall at its expense conform the Mortgage to the requirements of Ohio law and record it in the appropriate filing offices. The parties agree to cooperate with each other in accordance with Section 1.06 in completing the foregoing actions.

         Section 5.19. Payment of Accrued Vacation Amounts. As soon as reasonably practicable after the termination of the payroll-related services under the Administrative Services Agreement, Seller shall pay to each employee of the Business the cash equivalent of such employees accrued and unused vacation time as of the Effective Date in accordance with Seller's policy with respect to accrued and unused vacation.

                                   ARTICLE VI
                                INDEMNIFICATION

         Section 6.01. Indemnification of Parent and Buyer. Subject to the provisions of Sections 6.03, 6.04, 6.05, 6.06 and 6.07, Seller will indemnify and hold Parent, Buyer, their respective subsidiaries, and their respective directors, officers, employees, and agents (collectively, the "Buyer Parties") harmless from any and all losses, Taxes, liabilities, damages, lawsuits, deficiencies, claims, demands, costs or expenses, including interest, penalties and reasonable attorneys' fees and disbursements (collectively, "Losses"), that any Buyer Party may suffer or incur as a result of or relating to the breach or inaccuracy of any of the representations, warranties, covenants, or agreements made by Seller in this Agreement or pursuant to the Ancillary Agreements.

         Section 6.02. Indemnification of Seller. Subject to the provisions of Sections 6.03, 6.04, 6.05, 6.06 and 6.07, Parent and Buyer will, jointly and severally, indemnify and hold Seller and its Affiliates and their respective directors, officers, members, managers, officers, employees, and agents (collectively, the "Seller Parties") harmless from any and all Losses that any Seller Party may suffer or incur as a result of or relating to the breach or inaccuracy of any of the representations, warranties, covenants (including without limitation, Buyer's covenant to discharge the Assumed Liabilities), or agreements made by Parent or Buyer in this Agreement or pursuant to the Ancillary Agreements.

         Section 6.03 Procedures for Claims Between the Parties. If a claim (a "Claim") is to be made by the party claiming indemnification (the "Claimant") against the other party (the "Indemnifying Party"), the Claimant shall give written notice (a "Claim Notice") to the Indemnifying Party as soon as practicable after the Claimant becomes aware of the facts, condition or event that gave rise to Losses for which indemnification is sought under this Article VI, provided that in no event shall such notice be effective if given after expiration of the applicable survival period in Section 6.06. Following receipt of the Claim Notice from the Claimant, the Indemnifying Party shall have thirty
(30) days to make such investigation of the Claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the Claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period to the validity and amount of such Claim, the Indemnifying Party shall pay to the Claimant the amount of such Claim. If the Claimant and the Indemnifying Party do not agree within said period, the Claimant may seek appropriate legal remedy.

         Section 6.04 Defense of Third-Party Actions. If any lawsuit or enforcement action (a "Third Party Action") is filed against a Claimant entitled to the benefit of indemnity hereunder, written notice thereof (the "Third-Party Action Notice") shall be given by the Claimant to the Indemnifying Party as promptly as practicable (and in any event within five (5) days after the service of the citation or summons or other manner of process); provided that in no event shall such notice be effective if given after expiration of the applicable survival period in Section 6.06. After such notice, the Indemnifying Party shall be entitled, if it so elects, (i) to take control of the defense and investigation of such Third-Party Action, (ii) to employ and engage attorneys of its choice to handle and defend the same, at the Indemnifying Party's cost, risk and expense, and (iii) to compromise or settle such Third-Party Action, which compromise or settlement shall be made only with the written consent of the Claimant (such consent not to be unreasonably withheld, conditioned or delayed) unless such compromise or settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Claimant. If the Indemnifying Party fails to assume the defense of such Third-Party Action within fifteen (15) days after receipt of the Third-Party Action Notice, the Claimant will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake the defense, compromise or settlement of such Third-Party Action; provided, however, that such Third-Party Action shall not be compromised or settled without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed. In the event the Claimant assumes the defense of the Third-Party Action, the Claimant will keep the Indemnifying Party timely informed of the progress of any such defense, compromise or settlement.

         Section 6.05 Limitations on Indemnification. The Indemnifying Party's obligations to indemnify the Claimant pursuant to this Article VI shall be subject to the following limitations:

                  (a) No indemnification shall be required to be made by the Indemnifying Party until the aggregate amount of the Claimant's Losses exceeds Two Hundred Thousand Dollars ($200,000) (the "Deductible") and then indemnification shall only be required to be made by the Indemnifying Party to the extent of such Losses that exceed the Deductible.

                  (b) The Indemnifying Party's aggregate liability under this
         Article VI shall be limited to Four Million Three Hundred Fifty Thousand Dollars ($4,350,000) (the "Indemnification Cap").

                  (c) The indemnification obligation of an Indemnifying Party shall be reduced so as to give effect to any net reduction in federal, state, local or foreign income or franchise tax liability realized at any time by the Claimant in connection with the satisfaction by the Indemnifying Party of a Claim with respect to which indemnification is sought hereunder (which for purposes of this Section 6.05(c), the parties agree shall be based upon a marginal tax rate of thirty-four percent (34%)). The indemnification obligation of an Indemnifying Party shall also be reduced to the extent of any insurance proceeds available to the Claimant; provided that the Claimant shall use its commercially reasonable efforts to obtain insurance proceeds from its applicable insurance coverage. Additionally, the Claimant shall refund to the Indemnifying Party any amount of the Claimant's Losses that are subsequently recovered by the Claimant pursuant to a settlement or otherwise.

                  (d) The term "Losses" shall not include any incidental or consequential damages to Claimant, whether or not based upon events giving rise to indemnification hereunder, except in the case of a Claim for indemnification based upon a breach of Sections 5.10 or 5.11 hereof.

                  (e) No Buyer Party shall be entitled to recovery pursuant to an indemnification claim hereunder to the extent that such Buyer Party has recovered such Losses through the A/R Adjustment or Net Asset Adjustment.

                  (f) From and after the Closing Date, the indemnification rights contained in this Article VI shall constitute the sole and exclusive remedies of the parties hereunder and shall supersede and displace all other rights that either party may have under statute or common law, except for Claims (i) based upon fraud committed by a party and (ii) for which equitable/injunctive remedies are available.

                  (g) The foregoing limitations contained in this Section 6.05 shall not apply with respect to any Claims (i) arising under any breach of the representations, warranties, and covenants set forth in Articles I, II and IIA, and Sections 3.03, 3.06(b), 3.21, 4.03, 4.10, 4.11, 5.02, 5.08, 5.09, 5.10, 5.11, 5.12, 5.15, 5.16, 5.17, 5.18, 5.19
         and 8.11 or (ii) relating to Losses incurred by the Seller Parties in connection with the performance of their duties under the Administrative Services Agreement (other than Losses caused by the gross negligence or willful misconduct of the Seller Parties other than employees of the Business)

         Section 6.06. Calculation of Losses. Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating the amount of Losses incurred by a party pursuant to this Article VI, the representations and warranties of the parties contained herein shall be deemed to be made without qualification as to a Material Adverse Effect or "material adverse effect".

         Section 6.07. Survival; Remedies. All representations and warranties made in or pursuant to this Agreement will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and continue until the first anniversary of Closing. Subject to Section 5.04, each party agrees that no other party to this Agreement will be under any duty, express or implied, to make any investigation of any representation or warranty made by any other party to this Agreement, and that no failure to so investigate will be considered negligent or unreasonable.

                                  ARTICLE VII
                               CLOSING CONDITIONS

         Section 7.01. Conditions to Closing of Parent and Buyer. The obligations of Parent and Buyer to purchase the Assets and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing in the absolute discretion of Parent and Buyer, in whole or in part (provided that if any condition shall not have been satisfied due to the action or inaction of Parent and Buyer or any of their Affiliates, such condition shall be deemed to have been satisfied or waived by Parent and Buyer):

                  (a) Each of the representations and warranties of Seller contained in this Agreement must be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date except for (i) changes contemplated by this Agreement,
         (ii) representations and warranties that are made as of a specific date (which shall remain true and correct in all material respects as of such date), and (iii) inaccuracies that have been waived in writing by Parent and Buyer;

                  (b) Seller must have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date;

                  (c) There must be no pending litigation in any court or any proceeding before or by any Governmental Entity against Seller, Parent, or Buyer to restrain or prohibit or obtain damages or other relief with respect to this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements;

                  (d) Seller must have executed and delivered to Buyer a Bill of Sale conveying the Assets to Buyer, substantially in the form of Exhibit D attached hereto;

                  (e) Seller must have executed and delivered to Buyer an Assignment of Patents, Copyrights and Trademarks conveying Seller's interest in all patents, copyrights, trademarks and service marks included within the Assets, substantially in the form of Exhibit E attached hereto;

                  (f) Seller must have endorsed and delivered any certificates of title necessary to effect or record the transfer of any vehicles or other Assets for which ownership is evidenced by a certificate of title;

                  (g) Seller must deliver or otherwise make available to Buyer the originals or copies of all of Seller's books, records, ledgers, disks, proprietary information and other data and all other written or electronic depositories of information relating primarily to the Business and the Assets;

                  (h) Bruce Nagel must have entered into an Employment Agreement, substantially in the form of Exhibit F attached hereto (the "Employment Agreement");

                  (i) Seller must have executed and delivered to Buyer the Administrative Services Agreement and a joinder to the Subordination Agreement;

                  (j) Seller must deliver a certificate of its secretary attesting to: (i) the resolutions adopted by the appropriate constituencies duly authorizing the execution, delivery and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby; and (ii) the signatures of the Persons who have been authorized to execute and deliver this Agreement and the Ancillary Agreements on behalf of Seller;

                  (k) Seller must deliver a certificate of its president or vice president, dated the Closing Date, certifying that the conditions set forth in Sections 7.01(a) and 7.01(b) have been satisfied and that all of the conditions precedent to the obligations of the Seller have been waived by Seller or satisfied;

                  (l) Seller must deliver or cause the delivery of all such other documents and instruments as Parent, Buyer or their counsel may reasonably request in order to consummate the transactions contemplated hereby.

         Section 7.02. Conditions to Obligations of Seller. The obligations of Seller to sell the Assets and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived in writing in the absolute discretion of Seller, in whole or in part (provided that if any condition shall not have been satisfied due to the action or inaction of Seller or any of its Affiliates, such condition shall be deemed to have been satisfied or waived by Seller):

                  (a) Each of the representations and warranties of Parent and Buyer contained in this Agreement must be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date except for (i) changes contemplated by this Agreement, (ii) representations and warranties that are made as of a specific date (which shall remain true and correct in all material respects as of such date), and (iii) inaccuracies that have been waived in writing by Seller;

                  (b) Buyer and Parent must have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date;

                  (c) There must be no pending litigation in any court or any proceeding before or by any Governmental Entity against Seller, Parent, or Buyer to restrain or prohibit or obtain damages or other relief with respect to this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements;

                  (d) Buyer must have delivered or caused the delivery of the Purchase Price (other than the Parent Shares) by (i) wire transfer of the Closing Cash Payment in immediately available funds to a bank account designated in writing by Seller, and (ii) delivery of the original Forest City Notes and all necessary documents assigning all of Parent's rights therein to Seller;

                  (e) Parent must have executed and delivered to Seller the Mortgage, Security Agreement, and Administrative Services Agreement;

                  (f) Buyer and Parent must have executed and delivered to Seller an Assumption Agreement, substantially in the form of Exhibit G attached hereto;

                  (g) Buyer must have executed and delivered the Employment Agreement;

                  (h) Each of Buyer and Parent must deliver a certificate of its secretary attesting to: (i) the resolutions adopted by the appropriate constituencies duly authorizing the execution, delivery and performance of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby; and (ii) the signatures of the Persons who have been authorized to execute and deliver this Agreement and the Ancillary Agreements on its behalf;

                  (i) Each of Buyer and Parent must deliver a certificate of its president or vice president, dated the Closing Date, certifying that the conditions set forth in Sections 7.02(a) and 7.02(b) have been satisfied and that all of the conditions precedent to the obligations of Buyer and Parent (as applicable) have been waived by Buyer and Parent (as applicable) or satisfied;

                  (j) Parent must deliver to Seller an estoppel certificate duly executed by FCAP with respect to the Forest City Notes confirming the representations and warranties of Parent and Buyer contained in
         Section 4.09, substantially in the form of Exhibit H attached hereto;

                  (k) Buyer and Parent must deliver or cause the delivery of all such other documents and instruments as Seller or its counsel may reasonably request in order to consummate the transactions contemplated hereby; and

                  (k) Buyer and Parent must have executed and delivered all such documents of assignment or other documents conveying to Seller all of Parent's right, title and interest in and to the security interest securing the Forest City Notes.

                                  ARTICLE VIII
                                 MISCELLANEOUS

         Section 8.01.     Termination.

                  (a) Breaches and Defaults; Opportunity to Cure. Prior to the exercise by a party of any termination rights afforded under this Agreement (it being understood that Buyer and Parent constitute one party for purposes of this Section 8.01), if either party (the "Non-Breaching Party") believes the other party (the "Breaching Party") to be in breach hereunder, the Non-Breaching Party shall provide the Breaching Party with written notice specifying in reasonable detail the nature of such breach, whereupon the Breaching Party shall have thirty (30) days after the receipt of such notice to cure such breach; provided, however, that if such breach is not capable of being cured during such period and if the Breaching Party shall have commenced action to cure such breach during such period and is diligently attempting to cure such breach, then the Breaching Party shall be afforded an additional reasonable amount of time to cure such breach; provided, further, however, that Buyer/Parent shall have no opportunity to cure the breach of its obligation to deliver any required portion of the Purchase Price to be delivered to Seller at Closing. If the breach is not cured within such time period, then the Breaching Party shall be in default hereunder and the Non-Breaching Party shall be entitled to terminate this Agreement (as provided in Section 8.01(b)). This right of termination shall be in addition to, and not in lieu of, any legal remedies available to the Non-Breaching Party.

                  (b) Termination. This Agreement may be terminated at any time prior to the Closing as follows:

                           (i) by mutual written agreement of the parties
                  hereto;

                           (ii) by Parent and Buyer, provided Parent and Buyer
                  are not then in breach of this Agreement, pursuant to a written notice to Seller, (A) if any one or more of the conditions to Parent's and Buyer's obligation to close has not been fulfilled in any material respect as of the Closing Date, (B) subject to Section 8.01(a), if Seller has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement, or (C) if the Closing shall not have taken place by the Outside Date (unless any of the foregoing events shall have resulted primarily from Parent or Buyer breaching any representation, warranty, covenant or agreement contained in this Agreement); and

                           (iii) by Seller, provided Seller is not then in
                  breach of this Agreement, pursuant to a written notice to Parent and Buyer, (A) if any one or more of the conditions to Seller's obligation to close has not been fulfilled in any material respect as of the Closing Date, (B) subject to
                  Section 8.01(a), if Parent or Buyer has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement, or (C) if the Closing shall not have taken place by the Outside Date (unless any of the foregoing events shall have resulted primarily from Seller's breach of any representation, warranty, covenant or agreement contained in this Agreement).

                  (c) Effect of Termination. In the event of any termination of this Agreement, all obligations of the parties hereto under this Agreement (except for the obligations contained in Sections 5.07 and 8.11) shall terminate as of such date of termination and this Agreement shall thereafter become void and be of no further force and effect, and upon such termination no party hereto shall be liable to the other party, except for damages and expenses (including reasonable attorneys', accounting and other professional fees and expenses) resulting from breaches of this Agreement prior to such termination.

         Section 8.02. Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally against receipt, by a recognized courier service, by a recognized overnight delivery service, by facsimile transmission (with electronic confirmation of receipt), or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this Section 8.02):

                  If to Buyer or Parent:

                           Tyler Technologies, Inc.
                           2800 W. Mockingbird Lane
                           Dallas, Texas 75235
                           Attention:  Corporate Counsel
                           FAX: (214) 902-5058

                  If to Seller:

                           Day & Zimmermann, Inc.
                           1818 Market Street
                           Philadelphia, Pennsylvania  19103
                           Attention: General Counsel
                           FAX: (215) 299-2400

                  with a required copy to:

                           Howard J. Davis, Esquire
                           Kleinbard, Bell & Brecker LLP
                           1900 Market Street, Suite 700
                           Philadelphia, Pennsylvania  19103
                           FAX:  (215) 568-0140

Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or sent by facsimile or, if mailed, when actually received.

         Section 8.03. Attorneys' Fees and Costs. If attorneys' fees or other costs are incurred to secure performance of any obligations under this Agreement, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party will be entitled to recover reasonable attorneys' fees and costs incurred in connection therewith (subject to the limitations and other conditions on indemnification contained in Article VI hereof).

         Section 8.04. Further Assurances. Each party agrees to execute any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

         Section 8.05. Counterparts; Facsimiles. This Agreement may be executed in one or more counterparts for the convenience of the parties to this Agreement, all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile transmission and such facsimile signatures shall be deemed to be original signatures for all purposes.

         Section 8.06. Certain Definitions. For the purposes of this Agreement, the following terms have the meanings specified:

                  (a) "Affiliate" with respect to a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

                  (b) "Control" (including the terms "controlling," "controlled," "controlled by," and "under common control with") means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities, or as trustee or executor, by contract or credit arrangement or otherwise.

                  (c) "Knowledge" or "to the knowledge of" and other phrases of like substance mean with respect to any representation or warranty or other statement in the Agreement qualified by the knowledge of:

                           (i) Seller, the actual knowledge of Bruce Nagel,
                  Richard Borst, Benjamin Story, James Kennan, Mark Brown, Benjamin Pellegrini and John Clark; or

                           (ii) Buyer or Parent, the actual knowledge of, John
                  M. Yeaman, William D. Oates, Louis A. Waters and H. Lynn Moore, Jr.

                  (d) "Person" will be broadly construed to include to mean an individual, corporation, partnership, association, trust, unincorporated organization, Governmental Entity, other entity or group (as used in Section l3(d) of the Securities Exchange Act of 1934, as amended).

                  (e) "Tax" or "taxes" means any and all taxes, charges, fees, levies, assessments, duties, or other amounts payable to any federal, state, local, or foreign taxing Governmental Entity, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer, and gains taxes;
         (ii) customs, duties, imposts, charges, levies, or other similar assessments of any kind; and (iii) interest, penalties, and additions to tax imposed with respect thereto.

         Section 8.07. Assignment; Third Parties. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned or delegated by any party, without the prior written consent of the other parties. This Agreement is not intended to confer any rights or benefits to any Person (including, without limitation, any employees of Seller) other than the parties to this Agreement.

         Section 8.08. Entire Agreement. This Agreement and the related documents contained as Exhibits and Schedules to this Agreement or expressly contemplated by this Agreement contain the entire understanding of the parties relating to the subject matter hereof and supersede all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter hereof. This Agreement cannot be modified or amended except in writing signed by all parties. The Exhibits and Schedules to this Agreement are hereby incorporated by reference into and made a part of this Agreement for all purposes.

         Section 8.09. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants under this Agreement, including, without limitation, the covenants set forth in
Section 5.10 and Section 5.11, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations under this Agreement.

         Section 8.10 Access to Records. From and after the Closing Date, Seller shall allow Buyer, Parent, and its counsel, accountants and other representatives, such access to Seller's records that after the Closing are in the custody or control of Seller as Buyer reasonably requires in order to comply with its obligations under Law or under contracts constituting Assumed Liabilities. From and after the Closing Date, Buyer and Parent shall allow Seller, and its counsel, accountants and other representatives, such access to records that after the Closing are in the custody or control of Buyer or Parent as Seller reasonably require in order to comply with their obligations under Law (including with respect to tax matters and the preparation of the Final Statement). Each of Seller, Parent and Buyer shall retain the records described in this Section 8.10 for period of at least six (6) years following the Closing.

         Section 8.11 Indemnification of Brokerage. Seller agrees to indemnify and save Buyer and Parent harmless from any claim or demand for commissions or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of Seller or any Affiliate (including Legg Mason), and to bear the cost of reasonable legal fees and expenses incurred in defending against any such claim. Buyer and Parent agree to indemnify and save Seller harmless from any claim or demand for commissions or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of Buyer, Parent or any of their Affiliates and to bear the cost of reasonable legal fees and expenses incurred in defending against such claim.

         Section 8.12 Computation of Days; Holidays. Whenever this Agreement provides for a period of time that is expressed in terms of a numbers of days prior to or within which actions or events are to occur or not occur, such time period shall be measured in calendar days unless otherwise expressly provided. Whenever this Agreement provides for a date, day or period of time on or prior to which actions or events are to occur or not occur, and if such date, day or last day of such period of time falls on a Saturday, Sunday, or legal holiday, then the same shall be deemed to fall on the immediately following business day.

         Section 8.13 Payment of Amounts Received After Closing; Pre-Closing Checks. Seller agrees that, after the Closing, it will pay over to Buyer any and all amounts received by Seller from third parties that constitute Assets, or that relate to Assumed Liabilities, the Uncollected Closing Date Billed A/R assigned to Buyer pursuant to Section 2.02, or the operation of the Business during post-Closing periods. Buyer agrees that, after the Closing, it will pay over to Seller any and all amounts received by Buyer from third parties that constitute Excluded Assets or that relate to Excluded Liabilities. In addition, Seller agrees to honor all checks issued by Seller relating to the Business prior to Closing.

         SECTION 8.14. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICTS-OF-LAW, RULE, OR PRINCIPLE THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

                  [remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                     PARENT:

                                     TYLER TECHNOLOGIES, INC.,
                                     a Delaware corporation


                                     By:     /s/ John M. Yeaman
                                             ------------------
                                     Name:   John M. Yeaman
                                     Title:  President


                                     BUYER:

                                     CLT COMPANY,
                                     a Delaware corporation and wholly-owned
                                     subsidiary of Parent


                                     By:     /s/ John M. Yeaman
                                             ------------------
                                     Name:   John M. Yeaman
                                     Title:  President

                                     SELLER:

                                     DAY & ZIMMERMANN, L.L.C.,
                                     a Delaware limited liability company


                                     By:     /s/ John E. Clark
                                             -----------------
                                     Name:   John E. Clark
                                     Title:  Senior Vice PResident

                                                                      EXHIBIT A
                                                               FORM OF MORTGAGE


                    OPEN-END MORTGAGE AND SECURITY AGREEMENT

                      CLT COMPANY, a Delaware corporation

                                   Mortgagor

                                      AND

         DAY & ZIMMERMANN, L.L.C., a Delaware limited liability company

                                   Mortgagee

                                   Return to:

                          Thomas H. Speranza, Esquire
                         Kleinbard, Bell & Brecker LLP
                         1900 Market Street, Suite 700
                             Philadelphia, PA 19103

[SUBJECT TO CHANGES REQUIRED BY OHIO LAW]

Open-End Mortgage
and Security Agreement
(This Mortgage Secures Future Advances)

         THIS OPEN-END MORTGAGE AND SECURITY AGREEMENT (this "Mortgage") is made as of the ____ day of November, 1999, by CLT COMPANY, a Delaware corporation (the "Mortgagor") with an address at 2800 West Mockingbird Lane, Dallas, Texas 75235 in favor of DAY & ZIMMERMANN, L.L.C., a Delaware limited liability company (the "Mortgagee"), with an address at 1818 Market Street, Philadelphia, Pennsylvania 19103.

         WHEREAS, the Mortgagor is the fee owner of a certain tract or parcel of land described in Exhibit A attached hereto and made a part hereof, together with the improvements now or hereafter erected thereon, commonly known as Dayton, _______ County, Ohio; and

          WHEREAS, in connection with a certain Asset Purchase Agreement dated November 3, 1999 to be effective as of October 29, 1999 (the "Asset Purchase Agreement") among Mortgagor, Mortgagee and Tyler Technologies, Inc., a Delaware corporation and parent company of Mortgagor ("Parent"), Parent is providing to Mortgagee a certain Price Protection Guaranty in connection with the Parent Shares that constitute a portion of the Purchase Price for the Assets being purchased thereunder in an amount not to exceed THREE MILLION DOLLARS ($3,000,000.00) (the "Guaranty"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

          NOW, THEREFORE, for the purpose of securing the payment and performance of the following obligations (collectively called the "Obligations"): the Guaranty (and the relevant provisions of the Asset Purchase Agreement), all obligations, covenants and duties owing by Mortgagor to Mortgagee under this Mortgage and the Security Agreement (collectively, the "Guaranty Documents"), and all costs and expenses of the Mortgagee incurred in the enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses,

          The Mortgagor, for good and valuable consideration. receipt of which is hereby acknowledged and intending to be legally bound hereby, does hereby give, grant, bargain, sell, convey, assign, transfer, mortgage, hypothecate. pledge, set over and confirm unto the Mortgagee and does agree that the Mortgagee shall have a security interest in the following described property, all accessions and additions thereto, all substitutions therefor and replacements and proceeds thereof, and all reversions and remainders of such property now owned or held or hereafter acquired (the "Property"), to wit:

         (a) All of the Mortgagor's estate in the premises described in Exhibit A, together with all of the easements, rights of way, privileges, liberties, hereditaments, gores, streets, alleys, passages, ways. waters. watercourses, rights and appurtenances thereunto belonging or appertaining, and all of the Mortgagor's estate, right, title, interest, claim and demand whatsoever therein and in the public streets and ways adjacent thereto, either in law or in equity (the "Land");

         (b) All the buildings, structures and improvements of every kind and description now or hereafter erected or placed on the Land, and all facilities, fixtures, machinery, apparatus, appliances, installations, machinery and equipment, including all building materials to be incorporated into such buildings, all electrical equipment necessary for the operation of such buildings and heating, air conditioning and plumbing equipment now or hereafter attached to, located in or used in connection with those buildings, structures or other improvements (the "Improvements");

         (c) All rents, issues and profits arising or issuing from the Land and the Improvements (the "Rents") including the Rents arising or issuing from all leases and subleases now or hereafter entered into covering all or any part of the Land and Improvements (the "Lease"), all of which Leases and Rents are hereby assigned to the Mortgagee by the Mortgagor. The foregoing assignment shall include all fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels, or other lodging properties, and all cash or securities deposited under Leases to secure performance of lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the terms of such leases or applied to one or more installments of rent coming due prior to the expiration of such terms. The foregoing assignment extends to Rents arising both before and after the commencement by or against the Mortgagor of any case or proceeding under any Federal or State bankruptcy, insolvency or similar law, and is intended as an absolute assignment and not merely the granting of a security interest. The Mortgagor, however, shall have a license to collect. retain and use the Rents so long as no Event of Default shall have occurred and be continuing or shall exist. The Mortgagor will execute and deliver to the Mortgagee, on demand, such additional assignments and instruments as the Mortgagee may require to implement, confirm, maintain and continue the assignment of Rent hereunder;

         (d) All proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims;

         (e) And without limiting any of the other provisions of this Mortgage, the Mortgagor, as debtor, expressly grants unto the Mortgagee, as secured party, a security interest in all those portions of the Property which may be subject to the Uniform Commercial Code provisions applicable to secured transactions under the laws of any state, and the Mortgagor will execute and deliver to the Mortgagee on demand such financing statements and other instruments as the Mortgagee may require in order to perfect and maintain such security interest under the UCC on the aforesaid collateral.

         To have and to hold the same unto the Mortgagee, its successors and assigns, forever.

         Provided, however, that if the Mortgagor shall pay to the Mortgagee the Obligations, and if the Mortgagor shall keep and perform each of its other covenants, conditions and agreements set forth herein and in the other Guaranty Documents, then upon the termination of all obligations, duties and commitments of the Mortgagor under the Obligations and this Mortgage, and subject to the provisions of Section 23, the estate hereby granted and conveyed shall become null and void.

         This Mortgage is an "Open-End Mortgage" as set forth in ________________ and secures obligations up to a maximum principal amount of indebtedness outstanding at any time equal to double the face amount of the Guaranty, plus accrued and unpaid interest, including advances for the payment of taxes and municipal assessments, maintenance charges, insurance premiums, costs incurred for the protection of the Property or the lien of this Mortgage, expenses incurred by the Mortgagee by reason of default by the Mortgagor under this Mortgage and advances for construction, alteration or renovation on the Property or for any other purpose, together with all other sums due hereunder or secured hereby. All notices to be given to the Mortgagee pursuant to _______________ shall be given as set forth in Section 18.

         1. Representations and Warranties. The Mortgagor represents and warrants to the Mortgagee that the Mortgagor has good and marketable title to an estate in fee simple absolute in the Land and Improvements and has all right, title and interest in all other property constituting a part of the Property, in each case free and clear of all liens and encumbrances, except as may otherwise be set forth on an Exhibit B hereto. This Mortgage is a valid and enforceable first lien on the Property (except as set forth on Exhibit B), and the Mortgagee shall, subject to the Mortgagor's right of possession prior to an Event of Default, quietly enjoy and possess the Property. The Mortgagor shall preserve such title as it warrants herein and the validity and priority of the lien hereof and shall forever warrant and defend the same to the Mortgagee against the claims of all persons.

         2. Affirmative Covenants. Until all of the Obligations shall have been fully paid, satisfied and discharged the Mortgagor shall:

            (a) Payment and Performance of Obligations. Pay or cause to be paid and perform all Obligations when due as provided in the Guaranty Documents.

            (b) Legal Requirements. Promptly comply with and conform to or cause to be promptly complied with and conformed to all present and future laws, statutes, codes, ordinances, orders and regulations and all covenants, restrictions and conditions which may be applicable to the Mortgagor or to any of the Property (the "Legal Requirements").

            (c) Impositions. Before interest or penalties are due thereon and otherwise when due, the Mortgagor shall pay or cause to be paid all taxes of every kind and nature, all charges for any easement or agreement maintained for the benefit of any of the Property, all general and special assessments (including any condominium or planned unit development assessments, if any), levies, permits. inspection and license fees. all water and sewer rents and charges, and all other charges and liens, whether of a like or different nature. imposed upon or assessed against the Mortgagor or any of the Property (the "Impositions"), within thirty (30) days after the payment of any Imposition, the Mortgagor shall upon Mortgagee's request therefor deliver or cause to be delivered to the Mortgagee evidence acceptable to the Mortgagee of such payment. The Mortgagor's obligations to pay or cause to be paid the Impositions shall survive the Mortgagee's taking title to the Property through foreclosure, deed-in-lieu or otherwise.

            (d) Maintenance of Security. Use, and permit others to use, the Property only for its present use or such other uses as permitted by applicable Legal Requirements and approved in writing by the Mortgagee, not to be unreasonably withheld. The Mortgagor shall keep or cause to be kept the Property in good condition and order and in a rentable and tenantable state of repair and will make or cause to be made, as and when necessary, all repairs, renewals, and replacements, structural and non-structural, exterior and interior, foreseen and unforeseen, ordinary and extraordinary, provided, however. that no structural repairs, renewals or replacements shall be made without the Mortgagee's prior written consent not to be unreasonably withheld. The Mortgagor shall not, nor shall permit any other person or entity to, remove, demolish or alter the Property nor commit or suffer waste with respect thereto, nor permit the Property to become deserted or abandoned. The Mortgagor covenants and agrees not to take or permit any action with respect to the Property which will in any manner impair the security of this Mortgage.

         3. Leases. The Mortgagor shall not (a) execute an assignment or pledge of the Rents or the Leases other than in favor of the Mortgagee; (b) accept any prepayment of an installment of any Rents prior to the due date of such installment; or (c) enter into or amend in any material respect any of the terms of any of the Leases without the Mortgagee's prior written consent. Any or all leases or subleases of all or any part of the Property shall be subject in all respects to the Mortgagee's prior written consent (not to be unreasonably withheld), shall be subordinated to this Mortgage and to the Mortgagee's rights and, together with any and all rents, issues or profits relating thereto, shall be assigned at the time of execution to the Mortgagee as additional collateral security for the Obligations, all in such form, substance and detail as is satisfactory to the Mortgagee in its reasonable discretion.

         4. Due on Sale Clause. The Mortgagor shall not sell, convey or otherwise transfer any interest in the Property (whether voluntarily or by operation of law), or agree to do so, without the Mortgagee's prior written consent, including (a) any sale, conveyance, assignment, or other transfer of (including installment land sale contracts), or the grant of a security interest in, all or any part of the legal or equitable title to the Property; or (b) any lease of all or any portion of the Property. Any default under this Section shall cause an immediate acceleration of the Obligations without any demand by the Mortgagee.

         5. Insurance. The Mortgagor shall keep or cause to be kept the Property continuously insured in an amount not less than the cost to replace the Property or an amount not less than eighty percent (80%) of the full insurable value of the Property, whichever is greater, against loss or damage by fire, with extended coverage and against other hazards as the Mortgagee may from time to time reasonably require. The Mortgagor shall also maintain. or cause to be maintained, comprehensive general public liability insurance. in an amount of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate per location, which includes contractual liability insurance for the Mortgagor's obligations under the Leases, and worker's compensation insurance. All property insurance shall include protection for continuation of income for a period of twelve (12) months, in the event of any damage caused by the perils referred to above. All policies, including policies for any amounts carried in excess of the required minimum and policies not specifically required by the Mortgagee, shall be with an insurance company or companies reasonably satisfactory to the Mortgagee, shall be in form reasonably satisfactory to the Mortgagee, shall meet all coinsurance requirements of the Mortgagee, shall be maintained in full force and effect, shall be assigned to the Mortgagee, with premiums prepaid, as collateral security for payment of the Obligations, shall be endorsed with a standard mortgagee clause in favor of the Mortgagee and shall provide for at least thirty (30) days notice of cancellation to the Mortgagee. Such insurance shall also name the Mortgagee as an additional insured under the comprehensive general public liability policy and the Mortgagor shall also deliver to the Mortgagee a copy of the replacement cost coverage endorsement. If the Property is located in an area which has been identified by any governmental agency, authority or body as a flood hazard area or the like, then the Mortgagor shall maintain a flood insurance policy covering the Property in an amount not less than the original principal amount of the Guaranty or the maximum limit of coverage available under the federal program, whichever amount is less.

         6. Rights of Mortgagee to Insurance Proceeds. In the event of loss in excess of $100,000, the Mortgagee shall have the exclusive right to adjust, collect and compromise all insurance claims. and the Mortgagor shall not adjust, collect or compromise any claims under said policies without the Mortgagee's prior written consent, which consent shall not be unreasonably withheld. Each insurer is hereby authorized and directed to make payment for such losses under said policies, including return of unearned premiums, directly to the Mortgagee instead of to the Mortgagor and the Mortgagee jointly and the Mortgagor appoints the Mortgagee as the Mortgagor's attorney-in-fact to endorse any draft therefor. All insurance proceeds from such losses may, at the Mortgagee's sole option, be applied to all or any part of the Obligations and in any order (notwithstanding that such Obligations may not then otherwise be due and payable) or to the repair and restoration of any of the Property under such reasonable terms and conditions as the Mortgagee may impose.

         7. Installments for Insurance, Taxes and Other Charges. The Mortgagor shall, if requested by the Mortgagee, pay or cause to be paid to the Mortgagee monthly, an amount equal to one-twelfth (1/12) of the annual premiums for the insurance policies referred to hereinabove and the annual Impositions and any other item which at any time may be or become a lien upon the Property (the "Escrow Charges"). The amounts so paid shall be used in payment of the Escrow Charges so long as no Event of Default shall have occurred. No amount so paid to the Mortgagee shall be deemed to be trust funds, nor shall any sums paid bear interest. The Mortgagee shall have no obligation to pay any insurance premium or Imposition if at any time the funds being held by the Mortgagee for such premium or Imposition are insufficient to make such payments. Upon the occurrence of an Event of Default, the Mortgagee shall have the right, at its election, to apply any amount so held against the Obligations due and payable in such order as the Mortgagee may deem fit, and the Mortgagor hereby grants to the Mortgagee a lien upon and security interest in such amounts for such purpose.

         8. Condemnation. The Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation or taking by eminent domain of any of the Property, shall notify the Mortgagee of the pendency of such proceedings. The Mortgagee may participate in any such proceedings and the Mortgagor shall deliver to the Mortgagee all instruments requested by it, to permit such participation. Any award or compensation for Property taken or for damage to Property not taken, whether as a result of such proceedings or in lieu thereof, is hereby assigned to and shall be received and collected directly by the Mortgagee, and any award or compensation shall be applied, at the Mortgagee's option, to any part of the Obligations and in any order (notwithstanding that any of such Obligations may not then be due and payable) or to the repair and restoration of any of the Property under such reasonable terms and conditions as the Mortgagee may impose.

         9. Environmental Matters.

            (a) For purposes of this Section 9, the term "Environmental Laws" shall mean all federal, state and local laws, regulations and orders. whether now or in the future enacted or issued, pertaining to the protection of land, water, air, health, safety or the environment. The term "Regulated Substances" shall mean all substances regulated by Environmental Laws, or which are known or considered to be harmful to the health or safety of persons, or the presence of which may require investigation, notification or remediation under the Environmental Laws. The term "Contamination" shall mean the discharge, release, emission, disposal or escape of any Regulated Substances into the environment.

            (b) The Mortgagor shall ensure, at its sole cost and expense, that the Property and the conduct of all operations and activities thereon comply and continue to comply with all Environmental Laws. The Mortgagor shall notify the Mortgagee promptly and in reasonable detail in the event that the Mortgagor becomes aware of any violation of any Environmental Laws, the presence or release of any Contamination with respect to the Property, or any governmental or third party claims relating to the environmental condition of the Property or the conduct of operations or activities thereon. The Mortgagor also agrees not to permit or allow the presence of Regulated Substances on any part of the Property, except for those Regulated Substances (i) which are used in the ordinary course of the Mortgagor's business, but only to the extent they are in all cases used in a manner which complies with all Environmental Laws; and (ii) those Regulated Substances which are naturally occurring on the Property. The Mortgagor agrees not to cause. allow or permit the presence of any Contamination on the Property.

            (c) The Mortgagee shall not be liable for, and the Mortgagor shall indemnify, defend and hold the Mortgagee and all of its officers, directors, employees and agents, and all of their respective successors and assigns harmless from and against all losses, costs, liabilities, damages, fines, claims, penalties and expenses (including reasonable attorneys', consultants' and contractors' fees, costs incurred in the investigation, defense and settlement of claims, as well as costs incurred in connection with the investigation, remediation or monitoring of any Regulated Substances or Contamination that the Mortgagee may suffer or incur (including as holder of the Mortgage, as mortgagee in possession or as successor in interest to the Mortgagor as owner of the Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) as a result of or in connection with (i) any violation of the Environmental Laws arising from upon events and occurrences after the date hereof (including the assertion that any lien existing or arising pursuant to any Environmental Laws takes priority over the lien of the Mortgage); (ii) the breach of any representation, warranty, covenant or undertaking by the Mortgagor in this Section 9; (iii) the presence on or the migration of any Contamination or Regulated Substances on, under or through the Property arising from upon events and occurrences after the date hereof; or
(iv) any litigation or claim by the government or by any third party in connection with the items described in clauses (i), (ii) and (iii).

         10. Inspection of Property. The Mortgagee shall have the right to enter upon the Property at any reasonable hour for the purpose of inspecting the order, condition and repair of the buildings and improvements erected thereon. as well as the conduct of operations and activities on the Property. The Mortgagee may enter the Property (and cause the Mortgagee's employees, agents and consultants to enter the Property), upon prior written notice to the Mortgagor, to conduct any and all environmental testing deemed appropriate by the Mortgagee in its sole discretion. The environmental testing shall be accomplished by whatever means the Mortgagee may deem appropriate, including the taking of soil samples and the installation of ground water monitoring wells or other intrusive environmental tests. The Mortgagor shall provide the Mortgagee (and the Mortgagee's employees, agents and consultants) reasonable rights of access to the Property as well as such information about the Property and the past or present conduct of operations and activities thereon as the Mortgagee shall reasonably request.

         11. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default hereunder: (a) any Event of Default (as defined in any of the Obligations); (b) any default under any of the Obligations that does not have a defined set of "Events of Default" and the lapse of any notice or cure period provided in such Obligations with respect to such default; (c) the failure by the Mortgagor to perform any of its obligations under this Mortgage; (d) falsity, inaccuracy or material breach by the Mortgagor of any written warranty, representation or statement made or furnished to the Mortgagee by or on behalf of the Mortgagor; (e) an uninsured material loss, theft, damage, or destruction to any of the Property, or the entry of any judgment against the Mortgagor or any lien against or the making of any levy, seizure or attachment of or on the Property; (f) the failure of the Mortgagee to have a mortgage lien on the Property with the priority required under Section 1; (g) any indication or evidence received by the Mortgagee that the Mortgagor may have directly or indirectly been engaged in any type of activity that, in the Mortgagee's reasonable judgment, might result in the forfeiture of any of the Property to any governmental entity, federal, state or local; (h) foreclosure proceedings are instituted against the Property upon any other lien or claim, whether alleged to be superior or junior to the lien of this Mortgage; (i) the failure by the Mortgagor to pay any Impositions as required under Section 2(c), or to maintain in full force and effect any insurance required under Section 5; or (j) the Mortgagor or any other obligor or guarantor of any of the Obligations, shall at any time deliver or cause to be delivered to the Mortgagee a notice pursuant to _______________ electing to limit the indebtedness secured by this Mortgage.

         12. Rights and Remedies of Mortgagee. If an Event of Default occurs, the Mortgagee may, at its option and without demand, notice or delay, do one or more of the following:

            (a) The Mortgagee may declare the entire unpaid principal balance of the Obligations, together with all interest thereon, to be due and payable immediately.

            (b) The Mortgagee may (i) institute and maintain an action of mortgage foreclosure against the Property and the interests of the Mortgagor therein, (ii) institute and maintain an action on any instruments evidencing the Obligations or any portion thereof, and (iii) take such other action at law or in equity for the enforcement of any of the Guaranty Documents as the law may allow, and in each such action the Mortgagee shall be entitled to all costs of suit and attorneys fees.

            (c) The Mortgagee may, in its sole and absolute discretion: (i) collect any or all of the Rents, including any Rents past due and unpaid, (ii) perform any obligation or exercise any right or remedy of the Mortgagor under any Lease, or (iii) enforce any obligation of any tenant of any of the Property. The Mortgagee may exercise any right under this subsection (c), whether or not the Mortgagee shall have entered into possession of any of the Property, and nothing herein contained shall be construed as constituting the Mortgagee a "mortgagee in possession", unless the Mortgagee shall have entered into and shall continue to be in actual possession of the Property. The Mortgagor hereby authorizes and directs each and every present and future tenant of any of the Property to pay all Rents directly to the Mortgagee and to perform all other obligations of that tenant for the direct benefit of the Mortgagee, as if the Mortgagee were the landlord under the Lease with that tenant, immediately upon receipt of a demand by the Mortgagee to make such payment or perform such obligations. The Mortgagor hereby waives any right, claim or demand it may now or hereafter have against any such tenant by reason of such payment of Rents or performance of obligations to the Mortgagee, and any such payment or performance to the Mortgagee shall discharge the obligations of the tenant to make such payment or performance to the Mortgagor.

            (d) The Mortgagee shall have the right, in connection with the exercise of its remedies hereunder, to the appointment of a receiver to take possession and control of the Property or to collect the Rents, without notice and without regard to the adequacy of the Property to secure the Obligations. A receiver while in possession of the Property shall have the right to make repairs and to make improvements necessary or advisable in its or his opinion to preserve the Property, or to make and keep them rentable to the best advantage, and the Mortgagee may advance moneys to a receiver for such purposes. Any moneys so expended or advanced by the Mortgagee or by a receiver shall be added to and become a part of the Obligations secured by this Mortgage.

         13. Application of Proceeds. The Mortgagee shall apply the proceeds of any foreclosure sale of, or other disposition or realization upon, or Rents or profits from, the Property to satisfy the Obligations in such order of application as the Mortgagee shall determine in its exclusive discretion.

         14. Confession of Judgment in Ejectment. At any time after the occurrence of an Event of Default, without further notice, regardless of whether the Mortgagee has asserted any other right or exercised any other remedy under this Mortgage or any of the other Loan Documents, it shall be lawful for any attorney of any court of record as attorney for the Mortgagor to confess judgment in ejectment against the Mortgagor and all persons claiming under the Mortgagor for the recovery by the Mortgagee of possession of all or any part of the Property, for which this Mortgage shall be sufficient warrant. If for any reason after such action shall have commenced the same shall be discontinued and the possession of the Property shall remain in or be restored to the Mortgagor, the Mortgagee shall have the right upon any subsequent default or defaults to bring one or more amicable action or actions as hereinbefore set forth to recover possession of all or any part of the Property.

         15. Mortgagee's Right to Protect Security. The Mortgagee is hereby authorized to do any one or more of the following, irrespective of whether an Event of Default has occurred: (a) appear in and defend any action or proceeding purporting to affect the security hereof or the Mortgagee's rights or powers hereunder; (b) purchase such insurance policies covering the Property as it may elect if the Mortgagor fails to maintain the insurance coverage required hereunder: and (c) take such action as the Mortgagee may determine to pay, perform or comply with any Impositions or Legal Requirements, to cure any Events of Default and to protect its security in the Property.

         16. Appointment of Mortgagee as Attorney-in-Fact. The Mortgagee, or any of its officers, is hereby irrevocably appointed attorney-in-fact for the Mortgagor (without requiring any of them to act as such), such appointment being coupled with an interest, to do any or all of the following: (a) collect the Rents after the occurrence of an Event of Default; (b) settle for, collect and receive any awards payable under Section 8 from the authorities making the same: and (c) execute, deliver and file such financing statements and other instruments as the Mortgagee may require in order to perfect and maintain its security interest under the Uniform Commercial Code on any portion of the Property.

         17. Certain Waivers. The Mortgagor hereby waives and releases all benefit that might accrue to the Mortgagor by virtue of any present or future law exempting the Property, or any part of the proceeds arising from any sale thereof from attachment. levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment, and, unless specifically required herein. all notices of the Mortgagor's default or of the Mortgagee's election to exercise, or the Mortgagee's actual exercise of any option under this Mortgage or any other Guaranty Document.

         18. Notices. All notices. demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally against receipt to the Mortgagor or the Mortgagee, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth above or to such other address as the Mortgagor or the Mortgagee may give to the other in writing for such purpose.

         19. Preservation of Rights. No delay or omission on the Mortgagee's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Mortgagee's action or inaction impair any such right or power. The Mortgagee's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Mortgagee may have under other agreements, at law or in equity. The Mortgagee may exercise any one or more of its rights and remedies without regard to the adequacy of its security.

         20. Illegality. In case any one or more of the provisions contained in this Mortgage should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         21. Changes in Writing. No modification, amendment or waiver of any provision of this Mortgage nor consent to any departure by the Mortgagor therefrom will be effective unless made in a writing signed by the Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Mortgagor in any case will entitle the Mortgagor to any other or further notice or demand in the same, similar or other circumstance.

         22. Entire Agreement. This Mortgage together with the other Guaranty Documents (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Mortgagor and the Mortgagee with respect to the subject matter hereof.

         23. Survival; Successors and Assigns. This Mortgage will be binding upon and inure to the benefit of the Mortgagor and the Mortgagee and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Mortgagor may not assign this Mortgage in whole or in part without the Mortgagee's prior written consent and the Mortgagee at any time may assign this Mortgage in whole or in part; and provided, further, that the rights and benefits under Sections 9, 10 and 25 shall also inure to the benefit of any persons or entities who acquire title or ownership of the Property from or through the Mortgagee or through action of the Mortgagee (including a foreclosure, sheriff's or judicial sale). The provisions of Sections 9, 10 and 25 shall survive the termination, satisfaction or release of this Mortgage, the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure.

         24. Interpretation. In this Mortgage, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed, to include "and/or"; the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitations"; and references to sections or exhibits are to those of this Mortgage unless otherwise indicated. Section headings in this Mortgage are included for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose. If this Mortgage is executed by more than one party as Mortgagor, the obligations of such persons or entities will be joint and several.

         25. Indemnity. The Mortgagor agrees to indemnify each of the Mortgagee, its directors. officers and employees and each legal entity, if any, who controls the Mortgagee (the "Indemnified Parties") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all reasonable fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with or arising out of the matters referred to in this Mortgage or in the other Loan Documents by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Mortgagor), whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Mortgagor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority, which arises out of or relates to this Mortgage, any other Guaranty Document, provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Mortgage, payment of any Obligations and assignment of any rights hereunder. The Mortgagor may participate at its expense in the defense of any such action or claim.

         26. Governing Law and Jurisdiction. This Mortgage has been delivered to and accepted by the Mortgagee and will be deemed to be trade in the State where the Mortgagee's office indicated above is located. THIS MORTGAGE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE MORTGAGOR AND THE MORTGAGEE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE MORTGAGEE'S OFFICE INDICATED ABOVE IS LOCATED, EXCEPT THAT THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED (IF DIFFERENT FROM THE STATE WHERE SUCH OFFICE OF THE MORTGAGEE IS LOCATED) SHALL GOVERN THE CREATION, PERFECTION AND FORECLOSURE OF THE LIENS CREATED HEREUNDER ON THE PROPERTY OR ANY INTEREST THEREIN. The Mortgagor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Mortgagee's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Mortgagor at the Mortgagor's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such court, provided that nothing contained in this Mortgage will prevent the

Mortgagee from bringing any action, enforcing any award or judgment or exercising any rights against the Mortgagor individually, against any security or against any property of the Mortgagor within any other county, state or other foreign or domestic jurisdiction. The Mortgagor acknowledges and agrees that the venue provided above is the most convenient forum for both the Mortgagee and the Mortgagor. The Mortgagor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Mortgage.

         27. WAIVER OF JURY TRIAL. THE MORTGAGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS MORTGAGE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS MORTGAGE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE MORTGAGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Mortgagor acknowledges that it has read and understood all the provisions of this Mortgage, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.


WITNESS the due execution hereof as a document under seal, as of the date first written above.

[CORPORATE SEAL]                        CLT COMPANY, A DELAWARE CORPORATION

Attest:                            By:
        --------------------------     -------------------------------------
Print Name:                        Print Name:
           -----------------------            ------------------------------
Title:                             Title:
      ----------------------------        ----------------------------------


                            CERTIFICATE OF RESIDENCE

The undersigned certifies that the address of the Mortgagee is 1818 Market Street, Philadelphia, Pennsylvania 19103.

                                              On behalf of the Mortgagee:

                                              DAY & ZIMMERMANN, L.L.C.


                                              By:
                                                 --------------------------
                                                 Name:
                                                 Title:

STATE OF TEXAS

COUNTY OF

         On this, the _____ day of November, 1999, before me, a Notary Public, the undersigned officer, personally appeared ____________________________ who acknowledged himself to be the __________________________ of CLT Company, a Delaware corporation, and that he, in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said corporation.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                 ------------------------------------
                                 Notary Public

                                 My commission expires:

                                                                      EXHIBIT B
                                                             SECURITY AGREEMENT


                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (the "Agreement") dated November 3, 1999 to be effective as of October 29, 1999 (the "Effective Date") is among TYLER TECHNOLOGIES, INC., a Delaware corporation ("Debtor"), CLT COMPANY, a Delaware corporation and wholly-owned subsidiary of the Debtor ("Buyer" and together with Debtor, the "Tyler Parties"), and DAY & ZIMMERMANN, L.L.C., a Delaware limited liability company ("Secured Party").

                                   Background

         The Tyler Parties and Secured Party are parties to that certain Asset Purchase Agreement dated November 3, 1999 to be effective as of the Effective Date (the "Asset Purchase Agreement") pursuant to which Buyer has agreed to purchase the Assets of Cole Layer Trumble Company, a division of Secured Party. The Closing under the Asset Purchase Agreement is occurring concurrently with the execution and delivery of this Agreement. All capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Asset Purchase Agreement.

         A portion of the Purchase Price for the Assets consists of the Parent Shares. Pursuant to Section 2A.05(a) of the Asset Purchase Agreement, Debtor has agreed to provide Secured Party with a Price Protection Guaranty with respect to the Parent Shares. Pursuant to Section 2A.05(b)(ii), the Tyler Parties agreed to grant to Secured Party a first priority security interest in the Collateral (as hereinafter defined) to secure, in part: (i) the payment and performance when due of Debtor's obligations under Price Protection Guaranty; and (ii) the repayment to Secured Party of any and all costs and expenses incurred in the enforcement or collection of amounts due and owing under the Price Protection Guaranty, including without limitation, reasonable attorneys' fees and expenses (collectively, the "Obligations").

         NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein and other good and valuable considerations, the receipt and sufficiency of which all parties mutually acknowledge, the parties, intending to be legally bound, hereby agree as follows:

         1. Grant of Security Interest. In order to secure the full and timely payment and performance of the Obligations, Buyer hereby grants and assigns to Secured Party a security interest (the "Security Interest") in all of its right, title and interest in, to and under the following collateral (collectively, the "Collateral"):

            (a) all rights of copyright and any renewals or extensions thereof, whether now owned or hereafter acquired, associated with the computer software programs described on Schedule A attached hereto (collectively, the "Programs"), together with all certificates of registration for such copyrights and all applications for copyright registrations of the Programs (or portions thereof), including without limitation, the United States copyright registrations and applications for registration set forth on Schedule B attached hereto (collectively, the "Copyrights");

            (b) all of the trademarks, service marks, trade names, designs, logotypes and general intangibles of a like nature, whether now owned or hereafter acquired, used primarily in connection with the Programs and the goodwill of the business associated therewith, together with all registrations, recordings, applications for registrations, and renewals of registrations thereof, including without limitation the trademarks and U.S. trademark registrations and applications for registration shown in the attached Schedule B (collectively, the "Trademarks");

            (c) all trade secrets, confidential information, know-how, technology, software source code, and other intellectual property associated with the Programs (collectively, the "Trade Secrets" and together with the Copyrights and Trademarks, the "Intellectual Property"); and

            (d) all proceeds of the foregoing, including without limitation, all licenses of the Intellectual Property, all license royalties associated with the Intellectual Property and the right to collect such royalties, all rights of action arising from the Intellectual Property, all claims by reason of past, present or future infringement or dilution of the Intellectual Property, and the right to sue and collect damages for such infringement or dilution.

         2. Representations and Warranties of the Tyler Parties. The Tyler Parties hereby represent and warrant to Secured Party as follows:

            (a) Buyer has rights in and good title to the Collateral and has full power and authority to grant the Security Interest without the consent or approval of any other Person. Each of the Tyler Parties has full power and authority to execute, deliver and perform its obligations in accordance with the terms of this Agreement without the consent or approval of any other Person. The Security Interest has been duly authorized by all proper and requisite corporate action and will not conflict with or cause a breach of any provision of the Tyler Parties' certificates of incorporation or bylaws or any contract or agreement to which either of the Tyler Parties is a party or by which the Collateral is bound.

            (b) The Security Interest constitutes a valid and legal security interest in all of the Collateral for payment and performance of the Obligations and the Collateral is subject to no other lien, mortgage, pledge or encumbrance of any nature whatsoever. The Security Interest constitutes a valid, legal and perfected first priority security interest in all of the Collateral in which a security interest may be perfected by filing in the United States.

            (c) There is no financing statement or similar notice now on file in any public office covering any Collateral, or intended so to be, in which the Tyler Parties are named as or have signed as a debtor except those naming the Secured Party as secured party or for which termination statements are on file.

            (d) To Buyer's knowledge based solely upon the representations and warranties of Secured Party contained in the Asset Purchase Agreement, as of the date hereof, Buyer does not have any Trademarks or Copyrights registered, or subject to pending applications, in the United States Copyright Office or United States Patent and Trademark Office (collectively, the "Federal Offices") or any similar office or agency in the United States other than those described in Exhibit B attached hereto and has not granted any licenses with respect thereto, except as disclosed to Secured Party.

            (e) The Tyler Parties will not do any act, nor omit to do any act, whereby the Intellectual Property may become abandoned, invalidated, unenforceable, avoided, or avoidable. Each of the Tyler Parties shall notify Secured Party promptly if it knows or has reason to know of any reason why any application, registration or recording of the Intellectual Property may become abandoned, cancelled, invalidated, avoided or avoidable.

            (f) To Buyer's knowledge based solely upon the representations and warranties of Secured Party contained in the Asset Purchase Agreement, there are no claims, suits or proceedings by third parties pending or threatened against the Tyler Parties with respect to the Collateral, and no orders, writs, decrees, or judgments by any governmental or judicial authority are pending or applicable to the Tyler Parties with respect to the Collateral. All of Tyler Parties' representations and warranties contained herein shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement pursuant to Section 5 hereof.

         3. Covenants of Tyler Parties.

            (a) Debtor agrees to perform and pay all Obligations at the time and place and in the manner as provided in the Asset Purchase Agreement, and each of the Tyler Parties agrees to comply with, perform and fulfill the terms, covenants and conditions contained herein.

            (b) The Tyler Parties at their expense will: (i) perform all acts and execute all documents necessary to maintain the existence of the Collateral as valid, subsisting and registered (if applicable) Intellectual Property including without limitation, the filing of any renewal affidavits and applications; and (ii) do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, conveyances, mortgages, assignments, transfers and assurances as may be necessary or desirable or as the Secured Party reasonably may require for the perfection of the Security Interest being herein provided for in the Collateral.

            (c) The Tyler Parties will not grant any license relating to the Intellectual Property without providing Secured Party with written notice thereof.

            (d) The Tyler Parties hereby authorize Secured Party to execute and file one or more financing statements (or similar documents) with respect to the Collateral signed only by Secured Party (or as otherwise determined by Secured Party) and the Tyler Parties further authorize Secured Party to have this or any similar security agreement filed with the Federal Offices or other appropriate federal, state or government office.

            (e) Buyer will, concurrently with the execution and delivery of this Agreement, execute and deliver to Secured Party two (2) originals of a Power of Attorney in the form of Exhibit 1 attached hereto for the implementation of the assignment, sale or other disposition of the Collateral pursuant to Secured Party's exercise of the rights and remedies granted to Secured Party hereunder on and after an Event of Default exists or has occurred and is continuing.

            (f) Secured Party may, in its discretion, pay any amount or do any act that the Tyler Parties fail to pay or do as required hereunder or as reasonably requested by Secured Party to preserve, protect or maintain the Collateral and, on and after an Event of Default exists or has occurred and is continuing, enforce the Obligations, the Collateral, or the Security Interest, including but not limited to, all filing or recording fees, court costs, collection charges and reasonable attorneys' fees and legal expenses. The Tyler Parties will be liable to Secured Party for any such payment together with interest thereon at the rate of 2% per calendar month from the date of payment or incurrence (or the highest payment permitted by law, if lower) (the "Applicable Rate"), which payment and interest shall be payable on demand and shall be part of the Obligations.

            (g) Buyer shall not file any trademark or copyright application in connection with the Programs with the Federal Offices or any similar office or agency in the United States, any state therein, or any other country, unless the Tyler Parties at least ten (10) days prior thereto provide written notice Secured Party informing it of such action. Upon the request of Secured Party, Buyer shall execute and deliver to Secured Party any and all assignments, agreements, instruments, documents, and such other papers as may be requested by Secured Party from time to time to evidence the security interests of Secured Party in any such Trademark or Copyright acquired by Buyer after the date hereof.

            (h) The Tyler Parties will render any assistance necessary to Secured Party in the exercise of its rights hereunder in any proceeding before the Federal Offices, any federal or state court, or any similar office or agency in the United States or any state therein or any other country to maintain such application and registration of the Trademarks or Copyrights as Buyer's exclusive property and to protect Secured Party's interest therein, including without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings.

            (i) In the event that any Collateral is infringed, misappropriated or diluted by a third party, the Tyler Parties shall notify Secured Party within 15 days after they learn of such event and shall, if consistent with reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

            (j) The Tyler Parties shall, at their cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons (other than Secured Party) and to defend the Security Interest and the priority thereof, against any adverse mortgage, pledge, security interest, lien, charge or other encumbrance of any nature whatsoever (other than the Security Interest).

            (k) The Tyler Parties shall remain liable to observe and perform all the conditions and obligations under each license of the Intellectual Property and under each contract, agreement, interest or obligation relating to the Collateral, and shall indemnify and hold Secured Party harmless from any and all liabilities arising from the Tyler Parties' failure to do so.

            (l) Buyer shall not make or permit to be made any assignment for security, pledge or hypothecation of the Collateral, or grant any other security interest in such Collateral. Buyer shall not make or permit to be made any sale, assignment or other transfer of the Collateral, and Buyer shall remain at all times in possession thereof (other than transfers to Secured Party pursuant to the provisions hereof), except that, so long as no Event of Default shall have occurred and be continuing, Buyer may use and license the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, and so long as any of the Obligations remain in effect, the Buyer will not execute, and there will not be on file in any public office any financing statement or statements except the financing statements filed or to be filed in respect of and for the Security Interest created hereunder. (m) Buyer assumes all responsibility and liability arising from the use of the Intellectual Property and the Tyler Parties hereby indemnify and hold Secured Party harmless from and against any Losses arising out of (i) any alleged defect in any product or service manufactured, promoted, or sold by the Tyler Parties or their Affiliates in connection with the Intellectual Property or
(ii) the manufacture, promotion, labeling, sale or advertisement of any such product or service by the Tyler Parties or their Affiliates.

         4. Events of Default; Rights and Remedies Upon Default.

            (a) The following events are hereby defined for all purposes of this Agreement as "Events of Default":

                (i) the failure by Debtor to pay to the Secured Party when due any of the Obligations, including without limitation, any amount due to Secured Party under the Price Protection Guaranty in accordance with the terms thereof;

                (ii) any representation or warranty made by the Tyler Parties in this Agreement shall prove to have been incorrect in any material respect when made; or

                (iii) a Tyler Party fails to perform or observe any other covenant or agreement contained in this Agreement, and such failure is not cured within a period of ten (10) days after notice thereof from the Secured Party to the Tyler Parties.

            (b) Upon the occurrence and during the continuance of any Event of Default, in addition to all other rights and remedies of Secured Party, whether provided under law (including the Uniform Commercial Code), the Asset Purchase Agreement or otherwise, Secured Party shall have the following rights and remedies which may be exercised without notice to, or consent by, Buyer, except as such notice or consent is expressly provided for hereunder:

                (i) Secured Party may require that neither the Tyler Parties nor any of their Affiliates make any use of the Intellectual Property or other Collateral for any purpose whatsoever. Secured Party may make use of any Collateral for the sale of goods, completion of work-in-process or rendering of services or otherwise.

                (ii) Secured Party may grant such license or licenses relating to the Collateral for such term or terms, on such conditions, and in such manner, as Secured Party shall in its discretion deem appropriate. Such license or licenses may be general, special, or otherwise, and may be granted on an exclusive or non-exclusive basis throughout all or any part of the United States of America, its territories and possessions, and all foreign countries.

               (iii) Secured Party may assign, sell or otherwise dispose of the Collateral or any part thereof, either with or without special conditions or stipulations. Secured Party shall have the power to buy the Collateral or any part thereof, and Secured Party shall also have the power to execute assurances and perform all other acts that Secured Party may, in its discretion, deem appropriate or proper to complete such assignment, sale, or disposition.

                (iv) In addition to the foregoing, in order to implement the assignment, sale, or other disposition of any of the Collateral pursuant to
Section 4(b)(iii) hereof, Secured Party may at any time execute and deliver on behalf of Buyer, pursuant to Section 3(c) hereof, one or more instruments of assignment of the Collateral (or any applications, registration, or recording relating thereto), in form suitable for filing, recording, or registration. The Tyler Parties agree to pay Secured Party on demand all costs incurred in any such transfer of the Collateral, including, but not limited to, any taxes, fees, and reasonable attorneys' fees and legal expenses.

                (v) Secured Party may protect and enforce its rights by bringing such actions, at law or in equity or before any court or administrative tribunal, as Secured Party, shall deem appropriate, including, without limitation, actions for the specific performance of any covenant hereof; and Secured Party shall be entitled to recover judgment for any and all sums then, or during the continuance of any Event of Default, becoming due and payable by the Tyler Parties under any provision hereof or of the Asset Purchase Agreement and, in addition thereto, such amounts as shall be sufficient to cover the costs and expenses of collection, including reasonable attorneys' fees, and of other proceedings hereunder, and to collect out of the Collateral in any manner provided by law all amounts adjudged or decreed to be payable.

                (vi) Secured Party as a matter of contract right and not as a penalty shall be entitled to the appointment of a receiver of, or may enter upon and take possession of, all or any part of the Collateral, and such receiver or Secured Party shall thereupon be entitled to operate and use the Collateral and to make all expenditures and to take all actions necessary or desirable therefor, and to collect and retain all income and earnings arising from the Collateral.

                (vii) Upon receipt by the Tyler Parties or Secured Party of checks, drafts, cash and other remittance payable to the Tyler Parties as payment for the use and enjoyment of any of the Collateral, Secured Party may require Debtor, Buyer or both, as the case may be, to provide all necessary endorsements and deliver such remittance to Secured Party to be applied to amounts due Secured Party with respect to the Obligations.

                (viii) Secured Party may inform any third party licensing or using any of the Intellectual Property that the Tyler Parties are in default under this Agreement and the Asset Purchase Agreement and direct such third parties, in the name and on behalf of the Tyler Parties, to remit to Secured Party any royalties, fees and other amounts payable to the Tyler Parties under such licenses until performance and payment in full of the Obligations.

                (ix) Secured Party may first apply the proceeds actually received from any such license, assignment, sale, or other disposition of Collateral to the costs and expenses thereof, including, without limitation, attorneys' fees and all legal, travel and other expenses which may be incurred by Secured Party. Thereafter, Secured Party may apply any remaining proceeds to such of the Obligations as Secured Party may in its discretion determine. Buyer shall remain liable to Secured Party for any Obligations remaining unpaid after the application of such proceeds, and Buyer will pay Secured Party on demand any such unpaid amount, together with interest at the Applicable Rate.

                (x) The Tyler Parties shall supply to Secured Party or its designee, the Tyler Parties' knowledge and expertise necessary for the manufacture, sale and distribution of the products and services associated with the Collateral and Buyer's customer lists and other records relating to such products and services.

            (c) Nothing contained herein shall be construed as requiring Secured Party to take any such action at any time. All of Secured Party's rights and remedies, whether provided under law, the Asset Purchase

Agreement, this Agreement, or otherwise shall be cumulative and none is exclusive. Such rights and remedies may be enforced alternatively, successively, or concurrently.

         5. Termination of Security Interest. Only at such time as Buyer has paid the Obligations in full and has fully performed and fulfilled all of its covenants and undertakings under this Agreement shall the Security Interest terminate. At the request and expense of Buyer, Secured Party will execute and deliver to Buyer such written evidence of termination, including termination statements, and take such other action as Secured Party may reasonably request.

         6. Notices. All notices, requests, demands, directions and other communications that may or are required to be given, served or sent by the Debtor, the Buyer or the Secured Party to the other shall be given, served or sent as provided in the Asset Purchase Agreement and shall be effective in accordance with the terms of the Asset Purchase Agreement.

         7. Counterparts; Descriptive Headings. This Agreement is being executed in any number of counterparts, each of which is an original and all of which are identical. Each counterpart of this Agreement is to be deemed an original hereof and all counterparts collectively are to be deemed but one instrument. This Agreement may be executed and delivered by facsimile transmission and any facsimile signatures shall be deemed original signatures for all purposes. The descriptive headings of the several Sections to this Agreement were inserted in this Agreement for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         8. Governing Law. This Agreement will be governed by, and construed in accordance with, the substantive laws of the State of Delaware, without giving effect to any rule of construction or interpretation based upon which party drafted this Agreement or any conflicts of law, rule or principle that might require the application of the laws of another jurisdiction.

         9. No Waiver. No failure or delay in exercising any right, power or remedy under this Agreement, and no course of dealing between Secured Party and Buyer, shall operate as a waiver of any right, power or remedy under this Agreement. All rights and remedies granted by this Agreement are cumulative and not exclusive of any other rights or remedies available to the parties. Any waiver of any provision of this Agreement must be in writing and signed by the party against which such waiver is sought to be enforced.

         10. Severability. If any provision of this Agreement is held invalid or unenforceable in any jurisdiction, such provision shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

         11. Entire Agreement. This Agreement, the Schedules and the Asset Purchase Agreement set forth the entire agreement of the parties with respect to the subject matter thereof and may not be amended or modified except by a written instrument duly executed by the parties.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                     TYLER TECHNOLOGIES, INC.



                                     By:     /s/ John M. Yeaman
                                             ------------------
                                     Name:   John M. Yeaman
                                     Title:  President


                                     CLT COMPANY,


                                     By:     /s/ John M. Yeaman
                                             ------------------
                                     Name:   John M. Yeaman
                                     Title:  President


                                     DAY & ZIMMERMANN, L.L.C.,


                                     By:     /s/ John E. Clark
                                             -----------------
                                     Name:   John E. Clark
                                     Title:  Senior Vice PResident

                                                                      EXHIBIT C
                                              ADMINISTRATIVE SERVICES AGREEMENT


                       ADMINISTRATIVE SERVICES AGREEMENT

         THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") dated November 3, 1999 to be effective as of October 29, 1999 (the "Effective Date") is among DAY & ZIMMERMANN, INC., a Maryland corporation ("D&Z"), TYLER TECHNOLOGIES, INC., a Delaware corporation ("Parent"), and CLT COMPANY, a Delaware corporation ("Buyer", and together with Parent, the "Tyler Parties").

                                    RECITALS

         Day & Zimmermann, L.L.C., a Delaware limited liability company and subsidiary of D&Z ("Seller"), and the Tyler Parties have entered into an Asset Purchase Agreement, dated November 3, 1999 to be effective as of October 29, 1999 (the "Asset Purchase Agreement") providing for the sale by Seller to Buyer of certain of the assets of Cole Layer Trumble Company, a division of Seller. The closing under the Asset Purchase Agreement (the "Closing") is occurring concurrently with the execution and delivery of this Agreement. Pursuant to this Agreement, the Tyler Parties desire that D&Z render certain transitional services to Buyer on an interim basis to assist in the operation of the Business. D&Z is willing to perform such services on the terms and conditions set forth herein. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations set forth herein, the parties, intending to be legally bound, hereby agree as follows:

         1. Services and Fees.

            (a) D&Z shall provide to Buyer, for use in connection with the operation of the Business only, the services described on Schedule A attached hereto (each, a "Service" and collectively, the "Services") in consideration of the fees described in clause (b) below. Subject to the Tyler Parties' payment of such fees, D&Z shall bear all out-of-pocket expenses incurred in connection with the provision of the Services, including secretarial, administrative or related overhead items.

            (b) On alternate weeks during the Term (as hereinafter defined) commencing the week of November 8, 1999, D&Z shall invoice the Tyler Parties in advance for the Services by 12:00 noon on Wednesday of each such week. The amount of each such invoice shall be calculated as follows: (i) the gross amount of the payroll for the employees of the Business plus 30% of such amount to cover payroll-related costs and expenses; plus (ii) the aggregate amount of all other costs and expenses incurred by D&Z in connection with the providing of the Services (i.e. other than the payroll-related items described in clause
(i) above) that constitute Assumed Liabilities. The Tyler Parties shall pay each such invoice by wire transfer of immediately available funds to a bank account designated by D&Z not later 12:00 noon on Friday of each week an invoice is transmitted.

            (c) Within forty-five (45) days after the expiration of the Term, D&Z shall prepare and deliver to the Tyler Parties a statement (the "Reconciliation Statement") setting forth (i) the actual amounts incurred during the Term by D&Z for payroll, employment taxes, fringe benefits, insurance and all other costs and expenses in connection with the providing of the Services that constitute Assumed Liabilities; plus (ii) three percent (3%) of such amount to cover D&Z's overhead costs associated with providing the Services. The amount set forth on the Reconciliation Statement is referred to herein as the "Actual Service Costs" and the aggregate amount of all invoices issued by D&Z and paid by the Tyler Parties during the Term is referred to herein as the "Estimated Service Costs".

            (d) If the Tyler Parties object to any amounts reflected on the Reconciliation Statement within ten (10) days after the Tyler Parties' receipt of the Reconciliation Statement, the Tyler Parties must give written notice (the "Notice") to D&Z specifying in reasonable detail its objections, or Seller's determination of the Actual Service Costs and Estimated Service Costs shall be final, binding, and conclusive on the parties. With respect to any disputed amounts, the parties shall meet in person and negotiate in good faith during the fifteen (15) day period (the "Resolution Period") after the date of D&Z's receipt of the Notice to resolve any such disputes. If the parties are unable to resolve all such disputes within the Resolution Period, then within five (5) business days after the expiration of the Resolution period, all disputes shall be submitted to KPMG Peat Marwick, LLP (the "Independent Accountant") who shall be engaged to provide a final and conclusive resolution of all unresolved disputes within forty-five (45) days after such engagement. The determination of the Independent Accountant shall be final, binding and conclusive on the parties hereto, and the fees and expenses of the Independent Accountant shall be borne by the party who, in the Independent Accountant's determination, submitted a disputed amount that differs more significantly from the amount finally determined by the Independent Accountant.

            (e) In the event that the Actual Service Costs exceed the Estimated Service Costs (as such amounts are finally determined hereunder), the Tyler Parties shall remit to D&Z by wire transfer of immediately available funds such deficiency within ten (10) business days after the date the Reconciliation Statement is delivered to the Tyler Parties, or in the event of a dispute that is resolved pursuant to Section 1(d) above, within ten (10) business days after the final resolution of such dispute. In the event that the Estimated Service Costs exceed the Actual Service Costs (as such amounts are finally determined hereunder), D&Z shall remit to the Tyler Parties by wire transfer of immediately available funds such excess within ten (10) business days after the date the Reconciliation Statement is delivered to the Tyler Parties, or in the event of a dispute that is resolved pursuant to Section 1(d) above, within ten
(10) business days after the final resolution of such dispute.

         2. Term. D&Z shall provide the Services to Buyer for the period commencing at the close of business on the Effective Date and ending at the close of business on December 31, 1999 (the "Initial Term"); provided that Buyer shall have the option of extending D&Z's provision of some or all of the Services on the same terms and conditions (including pricing) for an additional period ending January 31, 2000 (the "Extension Term") upon written notice to D&Z given at least ten (10) business days prior to the expiration of the Initial Term. The Initial Term and the Extension Term, if any, are referred to herein as the "Term". Notwithstanding the foregoing, Buyer shall have the right to terminate its purchasing of some or all of the Services at any time during the Term upon at least ten (10) business days prior written notice to D&Z. The parties acknowledge that the purpose of this Agreement is to provide Services on an interim basis to permit Buyer to obtain alternate sources of supply or to develop its own internal capabilities within a reasonable period of time after the date hereof. Buyer shall use its best efforts to obtain alternate sources of supply for the Services as soon as practicable after the date of this Agreement.

         3. Information. The Tyler Parties shall make available to D&Z on a timely basis all information reasonably necessary for D&Z's performance of the Services. The Tyler Parties shall be solely responsible for the timely delivery of such information, and for the accuracy and completeness of such information.

         4. No Consequential Damages. No party shall be liable to any other party for any incidental or consequential damages, or loss of profits or opportunities, or any exemplary or punitive damages, arising out of any breach of this agreement, regardless of the circumstances from which such damages arose, unless such breach is the result of willful misconduct of such party.

         5. Force Majeure. Neither D&Z nor the Tyler Parties shall have any liability to the other for any failure to fulfill any obligations hereunder when such failure is directly or indirectly caused by (a) fire, flood, explosion, riot, rebellion, revolution, labor trouble (whether or not due to the fault of such party), requirements or acts of any government authority or agency or subdivision thereof, loss of source of supplies or other inability to obtain materials or suppliers; or (b) any other cause, whether similar or dissimilar to the foregoing, beyond the reasonable control of the party claiming benefit of this provision; provided however that such party shall notify the other promptly of the cause and attempt in good faith to resume performance as soon as reasonably possible, and there shall be no charge for Services not in fact performed.

         6. Independent Contractor; Indemnification.

            (a) D&Z shall be an independent contractor in the performance of its obligations hereunder. Persons rendering Services to Buyer shall not be deemed employees of Buyer, and D&Z shall retain the exclusive right of control with respect to such Persons.

            (b) The Services shall be provided using Seller's Employer Identification Number. Persons whose payroll and fringe benefits are being administered as part of the Services shall not be deemed employees of Seller for any purpose other than the administration of payroll and benefits. All such Persons shall be subject to the direct control and supervision of the Tyler Parties during and after the Term and D&Z, Seller and their respective Affiliates shall have no responsibility or liability for any acts or omissions committed by such Persons from and after the Effective Date. The Tyler Parties shall jointly and severally indemnify, defend and hold D&Z and its Affiliates harmless from and against any Losses incurred by D&Z and/or its Affiliates arising from or in connection with any acts or omissions of such Persons from and after the Effective Date.

         7. Records. D&Z shall maintain all records relating to the Services provided hereunder consistent with D&Z's past practices and shall, upon the termination of this Agreement, promptly transfer a copy of such records to Buyer.

         8. Miscellaneous.

            (a) Notices. Any and all notices to any of the parties hereto provided for or permitted under this Agreement or by law shall be given in writing by personal delivery (against receipt), facsimile transmission (with electronic confirmation of receipt), overnight delivery service, or by certified or registered mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or otherwise designated by such party for such purpose, and shall be effective upon actual receipt or, if given by certified or registered mail, as of five (5) days after the date of mailing:

                (i)      if to the Tyler Parties to:

                         Tyler Technologies, Inc.
                         2800 W. Mockingbird Lane
                         Dallas, Texas 75235
                         Attention:  Corporate Counsel
                         FAX: (214) 902-5058

                (ii)     if to D&Z to:

                         Day & Zimmermann, Inc.
                         1818 Market Street
                         Philadelphia, Pennsylvania  19103
                         Attention: General Counsel
                         FAX: (215) 299-2400

                         with a required copy to:

                         Kleinbard, Bell & Brecker LLP
                         1900 Market Street, Suite 700
                         Philadelphia, Pennsylvania  19103
                         Attention: Howard J. Davis, Esquire
                         FAX:  (215) 568-0140

            (b) Entire Agreement. This Agreement (together with its Schedule) constitutes and contains the sole, only, and entire agreement of the parties hereto relating to the subject matter hereof and correctly sets forth the rights, duties, and obligations of each to the other as of this date. Any prior agreements, promises, negotiations, practices, understandings, or representations not expressly set forth in this Agreement are of no force or effect.

            (c) Amendments and Waivers. This Agreement may be modified or amended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

            (d) Additional Acts. Each party to this Agreement agrees to perform such other and further acts and to execute and deliver such additional documents as may be reasonably necessary to carry out the provisions of this Agreement and accomplish its purpose and intent.

            (e) Successors and Assigns. This Agreement may not be assigned by either party hereto without the prior written consent of the other. Subject to the foregoing, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, heirs, administrators and permitted assigns.

            (f) Governing Law; Construction. All questions with respect to the execution, validity, interpretation, and performance of this Agreement and the rights and liabilities of the parties hereto shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to the doctrine of conflict of laws or any rule of construction or interpretation based upon which party drafted this Agreement.

            (g) Headings. The descriptive article, section and paragraph headings are inserted for convenience of reference only and do not constitute a part of this Agreement and shall not control or affect the meaning or construction of any provision of this Agreement.

            (h) Counterpart and Facsimile Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement may be executed by facsimile transmission and any facsimile signature shall be deemed to be an original signature for all purposes.

            (i) Enforcement. In the event any party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees.

            (j) Time of the Essence. Time is of the essence of this Agreement.

                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

                                     "D&Z"

                                     DAY & ZIMMERMANN, INC., a Maryland
                                     corporation



                                     By:     /s/ John E. Clark
                                             ------------------
                                     Name:   John E. Clark
                                     Title:  Senior Vice President


                                     "TYLER PARTIES"

                                     TYLER TECHNOLOGIES, INC., a Delaware
                                     corporation



                                     By:     /s/ John M. Yeaman
                                             ------------------
                                     Name:   John M. Yeaman
                                     Title:  President and Chief Executive
                                             Officer


                                     CLT COMPANY, a Delaware corporation



                                     By:     /s/ John M. Yeaman
                                             ------------------
                                     Name:   John M. Yeaman
                                     Title:  President

                                   SCHEDULE A
                                    Services

[Schedule is not intended to be inclusive of all services currently provided by Day & Zimmermann, Inc. to the Business, but is meant to convey that all administrative services currently handled by Day & Zimmermann, Inc. for the Business will continue uninterrupted until expiration of the Term or notice from the Tyler Parties in accordance with the Agreement, whichever occurs first. Notwithstanding the foregoing, the term "Services" shall not include the provision of general liability, auto liability or casualty/fire insurance--such insurance shall be obtained by the Tyler Parties as of the Closing.]

1.       PAYROLL
                  Maintenance               Bonus Check Processing
                  Banking/Finance           Medical/Dental/Insurance Processing
                  Garnishment Processing    W-2 Processing
                  Benefits Processing       Credit Union
                  401k

2.       ACCOUNTS PAYABLE
                  Banking/Finance
                  References

3.       TAXES/FILINGS
                  Federal/State/Local       SUTA
                  Payroll                   FICA
                  Income                    Personal Property
                  Sales                     Excise
                  FUTA                      Others

4.       TREASURY & FINANCE: LOCKBOX SERVICES

5.       LEGAL
                  Representation
                  Corporate Licensing/Registration/Certification

6.       WORKERS' COMPENSATION

7.       UNEMPLOYMENT CLAIMS REPRESENTATION/REPORTING

8.       VOICE MAIL SERVICES

9.       TRAVEL SERVICES
                  Airline Ticket Printer

10.      PRICING RATES
                  Xerox
                  Federal Express/"Power Shipper"
                  Others

11.      COMPANY CREDIT CARDS
                  American Express
                  Budget
                  Others

12.      AUTO LEASING & LICENSING

                                                                      EXHIBIT D
                                                                   BILL OF SALE

                                  BILL OF SALE

         THIS BILL OF SALE (the "Bill of Sale") is made and entered into this 3rd day of November, 1999 to be effective as of October 29, 1999 by DAY & ZIMMERMANN, L.L.C., a Delaware limited liability company ("Assignor"), in favor of CLT COMPANY, a Delaware corporation ("Assignee").

         In accordance with and pursuant to that certain Asset Purchase Agreement dated November 3, 1999 to be effective as of October 29, 1999 (the "Asset Purchase Agreement") by and among Assignor, Assignee and Tyler Technologies, Inc., a Delaware corporation and parent of Assignee, Assignor has agreed to deliver this Bill of Sale. Capitalized terms used but not otherwise defined in this Bill of Sale shall have the meanings assigned to such terms in the Asset Purchase Agreement.

         NOW, THEREFORE, KNOW BY THESE PRESENTS, that, pursuant to the Asset Purchase Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby sell, transfer, assign, and convey to Assignee, its successors and assigns, all of Assignor's right, title, and interest in and to the Assets.

         TO HAVE TO HOLD, the Assets with such representations and warranties as are set forth in the Asset Purchase Agreement unto Assignee, its successors and assigns, to and for its and their proper use and benefit forever.

         Assignor, for itself, its successors and assigns, further covenants and agrees that Assignor and its successors and assigns shall do or cause to be done all such further acts and shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, any and all such further deeds, assignments, transfers and conveyances, powers of attorney, and assurances as Assignee, its successors and assigns, may reasonably require (i) for the better assuring, assigning, transferring, and conveying unto Assignee, its successors and assigns, all and singular, the Assets; and (ii) as may be appropriate otherwise to carry out the transactions contemplated in the Asset Purchase Agreement.

         Assignor, for itself, its successors and assigns, irrevocably constitutes and appoints Assignee, its successors and assigns, and each of them, the true and lawful attorney of Assignor, its successors and assigns, with full power of substitution and gives and grants unto Assignee, its successors and assigns, and each of them, full power and authority in the name of Assignor, its successors and assigns, at any time and from time to time, to demand, sue for, recover, and receive any and all rights, demands, claims, and choses in action of every kind and description whatsoever incident or relating to the Assets, for the purpose of fully vesting in Assignee, its successors and assigns, all and singular, all the right, title, and interest in and to the Assets.

         This Bill of Sale will be binding upon the Assignor and its permitted assigns and will inure to the benefit of Assignee and its successors and assigns. Nothing contained in this Bill of Sale will be deemed to supersede, modify, limit, or amend any of the rights or obligations of Assignor or Assignee under the Asset Purchase Agreement. In the event of a conflict or an apparent conflict between the provisions of this Bill of Sale and the provisions of the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement shall control.

         This Bill of Sale shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

         Executed November 3, 1999 to be effective as of October 29, 1999.


                                   "Assignor"

                                   DAY & ZIMMERMANN, L.L.C.,
                                   a Delaware limited liability company

                                   By:   /s/ John E. Clark
                                         -----------------
                                         John E. Clark
                                         Senior Vice President, Treasurer
                                         & Assistant Secretary


ACKNOWLEDGED & ACCEPTED:

"Assignee"

CLT COMPANY,
a Delaware corporation

By:      /s/ John M. Yeaman
         ------------------
Name:    John M. Yeaman
Title:   President

                                                                      EXHIBIT E
                                            ASSIGNMENT OF INTELLECTUAL PROPERTY

                 ASSIGNMENT OF PATENTS, TRADEMARKS & COPYRIGHTS

         THIS ASSIGNMENT OF PATENTS, TRADEMARKS & COPYRIGHTS (this "Assignment") is made this 3rd day of November, 1999, to be effective as of October 29, 1999, by DAY & ZIMMERMANN, L.L.C., a Delaware limited liability company with offices at 1818 Market Street, Philadelphia, Pennsylvania 19103 ("Assignor"), in favor of CLT COMPANY, a Delaware corporation with offices at 2800 West Mockingbird Lane, Dallas, Texas 75235 ("Assignee").

         WHEREAS Assignor is the owner of the United States letters patent and applications for United States letters patent used primarily in the conduct of Assignor's property tax outsourcing solutions business (the "Business") set forth on the attached Schedule A (collectively, the "Patents"); and

         WHEREAS Assignor is the owner of all of the trademarks, service marks, trade names, designs and logotypes used primarily in the Business and the goodwill of the Business associated therewith (collectively, the "Trademarks"), including without limitation the United States registrations and applications for registration of the Trademarks set forth on the attached Schedule B (collectively, the "Registrations"); and

         WHEREAS Assignor is the owner of the United States copyright registrations and applications for United States copyright registrations for the textual works used primarily in the Business set forth on the attached Schedule C (collectively, the "Copyrights"); and

         WHEREAS, Assignor, Assignee, and Tyler Technologies, Inc., a Delaware corporation and parent of Assignee, have entered into that certain Asset Purchase Agreement dated November 3, 1999 to be effective as of October 29, 1999 (the "Asset Purchase Agreement"), providing, among other things, that Assignor shall transfer and assign to Assignee all of Assignor's rights, title, and interest in, to, and under all Intellectual Property (as defined in the Asset Purchase Agreement) owned by Assignor or used by Assignor pursuant to a license with a third party primarily in connection with the Business, including, without limitation, all Patents and Marks (each as defined in the Asset Purchase Agreement), and the applications and registrations thereof;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which all parties acknowledge, Assignor, intending to be legally bound, does hereby transfer and assign to Assignee all or Assignor's right, title, and interest in, to, and under:

         (i) the Patents, including but not limited to all reissues, reexaminations, divisions, continuations, continuations-in-part and extensions of the Patents, all rights of priority resulting from the applications for the Patents, all rights of action arising from the Patents, all claims by reason of infringement of the Patents and the right to sue and collect damages for such infringement, to be held and enjoyed by Assignee for its own use and benefit and for its successors and assigns as the same would have been held by Assignor had this assignment not been made;

         (ii) the Trademarks, the Registrations, the goodwill of the Business associated with the Trademarks, all rights of action arising from the Trademarks, all claims by reason of infringement of the Trademarks and the right to sue and collect damages for such infringement, to be held and enjoyed by Assignee for its own use and benefit and for its successors and assigns as the same would have been held by Assignor had this assignment not been made; and

         (iii) the Copyrights, including all rights of copyright and any renewals or extensions thereof, all certificates of registration for the Copyrights, all rights of action arising from the Copyrights, all claims for damages by reason of infringement of the Copyrights and the right to sue and collect damages for such infringement, all to be held and enjoyed by Assignee for its own use and benefit and for its successors and assigns as the same would have been held by Assignor had this assignment not been made.

         This Assignment is not intended to modify, enlarge or restrict the rights and obligations of the parties under the Asset Purchase Agreement (including without limitation, the representations and warranties made by Assignor with respect to the items assigned hereby), and to the extent that any provision of this Assignment is inconsistent with the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement shall control.

         Assignor agrees to execute all such other documents as may be reasonably needed to establish Assignee as the record owner of the Patents, Registrations and the Copyrights.

         This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives, and permitted assigns.

         This Assignment shall be governed by and construed in accordance with the substantive laws of the State of Delaware and, to the extent applicable, the Federal laws of the United States, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

         Capitalized terms used in this Assignment but not otherwise defined herein shall have the meanings assigned to such terms in the Asset Purchase Agreement.

Executed as of the date first written above.

                                   "Assignor"

                                   DAY & ZIMMERMANN, L.L.C.,
                                   a Delaware limited liability company

                                   By:  /s/ John E. Clark
                                        -----------------
                                        John E. Clark
                                        Senior Vice President, Treasurer
                                        & Assistant Secretary


Subscribed and sworn to
before me on November 3, 1999


----------------------------
Notary Public


ACKNOWLEDGED AND ACCEPTED:

"Assignee"

CLT COMPANY,
a Delaware corporation

By:      /s/ John M. Yeaman
         ------------------
Name:    John M. Yeaman
Title:   President

                                                                      EXHIBIT F
                                                   FORM OF EMPLOYMENT AGREEMENT


                              EMPLOYMENT AGREEMENT

         This Employment Agreement is between Tyler Technologies, Inc., a Delaware corporation, or one of its subsidiaries or affiliates (Tyler Technologies, Inc. and all of its subsidiaries and affiliates are collectively referred to herein as "Tyler," and the specific organization employing the Employee, CLT Company, a Delaware corporation and wholly-owned subsidiary of Tyler Technologies, Inc., will sometimes be referred to as the "Company"), on the one hand, and Bruce F. Nagel ("Employee"), on the other hand.

         1. Duties. Employee will serve in the capacity of President of the Company, or such other capacity or capacities as may be assigned to Employee by the Tyler Board of Directors and which are commensurate with the education, experience, and skills of employee. In such capacities, Employee shall have all necessary powers to discharge his responsibilities, subject in each case to the Tyler Board of Directors' supervision and control.

         2. Compensation - Salary; Bonus; Benefits; Stock Options.

                  (a) Upon commencing employment with the Company, Employee's salary will be $_______ per year.

                  (b) Employee will be entitled to receive an annual bonus in an amount up to _____% of Employee's salary as set forth in Section 2(a) based upon the achievement of certain financial objectives of the Company, which will be set between Tyler and the Company on an annual basis.

                  (c) Employee will be entitled to receive benefits made available from time to time by the Company to its employees generally and to employees who hold positions similar to that of Employee, including participation in medical and dental benefit plans and programs, disability insurance, 401-K plans, and paid vacation.

                  (d) Upon the commencement of this Agreement, Tyler will grant Employee options to purchase _______ shares of Tyler Technologies, Inc. common stock, $.01 par value per share. The options will vest in increments of ______ per year on the first, second, third, fourth, and fifth anniversary of this Agreement and will otherwise be subject to the Tyler stock option plan and individual stock option agreement. The exercise price for the options will be the closing sale price of Tyler Technologies, Inc. common stock as reported on the New York Stock Exchange on the date of the commencement of this Agreement.

         3. Term. This Agreement shall commence as of the date of the consummation of the Merger described above and continue until the _____ anniversary of such date.

         4. Termination. Employee and the Company understand that Employee's employment is "at will" and can be terminated by either Employee or the Company upon fifteen (15) days' written notice to the other, with or without cause, for any reason not prohibited by law. If the Company terminates Employee without Cause (as defined below), the Company will, upon such termination, pay Employee a severance payment equal to the salary set forth in Section 2 for the then remaining term of this Agreement. If Employee is terminated for Cause or if Employee voluntarily terminates employment hereunder, Employee shall be entitled to receive his salary and all benefits through the date of termination.

         For purposes of this Agreement, "Cause" shall mean (a) Employee's failure to devote substantially all of his time during normal business hours to the business of the Company, (b) Employee's conviction of a felony involving theft, dishonesty, or moral turpitude under the laws of the United States or any state thereof, (c) fraudulent action or conduct or conduct that is materially harmful to the Company, and (d) a material breach by Employee of any of the terms of this Agreement.

         5. Outside Activities. While employed by the Company, Employee must devote in good faith his full time and best efforts during reasonable business hours and may not engage in any business activity that violates Section 7 of this Agreement without Tyler Corporation's prior written consent; provided, however, that this Agreement does not prohibit investment in less than 3% of the securities of any company that is traded on a national securities exchange or the NASDAQ national market system. Employee represents that the execution of this Agreement, employment by the Company, and the performance of the duties described hereunder will not conflict with any obligations that Employee has to any former employer or other person.

         6. Confidential Information.

                  (a) Employee acknowledges that Tyler is continuously developing or receiving Confidential Information (as defined below), and that during Employee's employment Employee will receive Confidential Information from Tyler and special training relating to Tyler's business methodologies. Employee further acknowledges and agrees that Employee's employment by the Company creates a relationship of confidence and trust between Employee and Tyler that extends to all Confidential Information that becomes known to Employee. Accordingly, Employee will not disclose or use any Confidential Information, except in connection with the good faith performance of his duties as an employee, and will take reasonable precautions against the unauthorized disclosure or use of Confidential Information. Upon Tyler's request, Employee will execute and comply with a third party's agreement to protect its confidential and proprietary information. In addition, Employee will not solicit or induce the unauthorized disclosure or use of confidential or proprietary information for the benefit of Tyler.

                  (b) For purposes of this Agreement, "Confidential Information" means all written, machine-reproducible, oral and visual data, information, and material, including, without limitation, business, financial, and technical information, computer programs, documents, and records (including those that Employee develops in the scope of his employment) that (a) Tyler or any of its customers or suppliers treats as confidential or proprietary through markings or otherwise, (b) relates to Tyler or any of its customers or suppliers or any of its business activities, products, or services (including software programs and techniques) and is competitively sensitive or not generally known in the relevant trade or industry, or (c) derives independent economic value from not being known to, and is not generally ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use. Confidential Information does not include any information or material that is approved by Tyler for unrestricted public disclosure.

                      "Confidential Information" shall not include information or material that: (i) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of Employee, (ii) was lawfully received by Employee from a third party free of any obligation of confidentiality, or (iii) is required to be disclosed in a judicial or administrative proceeding or by a governmental or regulatory authority, domestic or foreign.

         7. No Competition.

                  (a) Employee acknowledges that, in the course and as a result of employment with the Company, Employee will obtain special training and knowledge and will come in contact with the Company's and Tyler's customers and potential customers, which training, knowledge, and contacts would provide invaluable benefits to competitors and potential competitors of the Company and Tyler. Accordingly, and in consideration of Tyler entering into this Agreement, Employee covenants and agrees that, for a period beginning on the date of this Agreement and ending on the later of (i) the second anniversary of (A) the termination or Employee's employment by the Company for any reason or (B) the resignation of Employee or (C) the expiration of this Agreement, if Employee leaves employment of the Company upon expiration or (ii) the third anniversary of this Agreement (the "Non-Compete Applicable Date"), without the written permission of Tyler, he will not, directly or indirectly, anywhere within the United States (the "Non-Compete Area"): (A) engage (whether as owner, partner, investor, employee, adviser, consultant, contracting party, or referring source, or otherwise) in any business that is in competition with the business presently conducted by the Company, Tyler, or their respective Affiliates at any time prior to the Non-Compete Applicable Date, including, but not limited to, activities with respect to the property tax outsourcing solutions business or related fields (except that Employee may beneficially own less than 3% of the common equity of a publicly traded entity); (B) solicit or attempt to solicit any business or employment from any Person that Employee or any person that reported, directly or indirectly, to Employee during the term of Employee's employment while Employee is or was an employee of the Company or Tyler, called upon, solicited, or conducted business with as of prior to the Non-Compete Applicable Date, including, but not limited to, customers, clients, and prospective customers and clients of Tyler and their respective Affiliates or successors; or (C) recruit or hire, attempt to or assist in any attempt to recruit or hire, or discuss employment or hiring with, any Person who has ever been or is an employee of the Company or Tyler or their respective Affiliates or successors.

                  (b) Employee acknowledges that this Section 7 is necessary to protect the interests of Tyler and that the restrictions and remedies contained in this Agreement are reasonable in light of the consideration and other value Employee accepts pursuant to this Agreement. If any provision of this Section 7 should be found by any court of competent jurisdiction to be unreasonable by reason of its being too broad as to the period of time, territory, and/or scope, then, and in that event, such provision will nevertheless remain valid and fully effective, but will be considered to be amended so that the period of time, territory, and/or scope set forth will be changed to be the maximum period of time, the largest territory, and/or the broadest scope, as the case may be, that would be found reasonable and enforceable by such court.

         8. Proprietary Rights.

                  (a) Employee will disclose to the Company all works of authorship and inventions that Employee produces while employed by the Company, working alone or jointly with others, including all computer programs, documents, and records, together with all related ideas, know-how, and techniques. These disclosures will be considered Confidential Information. All copyrights, patent rights, and other intellectual property rights in and to works of authorship and inventions that Employee produces while employed by the Company, working alone or jointly with others, are intended to be and will be owned solely by the Company, whether or not they are produced using Company's equipment, facilities, supplies, or Confidential Information.

                  (b) Employee assigns to the Company all of his rights in and to all works of authorship and inventions that Employee produces while employed by the Company, working alone or jointly with others, and waives all moral or similar rights therein. Employee agrees to sign, without additional compensation, all necessary documents and otherwise assist the Company, at its expense, to register and enforce all copyrights, patents, and other intellectual property rights. Employee appoints the Company as his attorney-in-fact for the sole purpose of executing all necessary documents relating to the registration or enforcement of Company's copyrights, patents, and other intellectual property rights. Notwithstanding the foregoing, Employee does not assign works of authorship or inventions which (i) Employee developed entirely on his own time without using the Company's equipment, facilities, supplies, or Confidential Information, and (ii) do not relate to either (A) Tyler's business, (B) Tyler's actual or demonstrably anticipated research or development, or (C) work done by Employee for Tyler.

                  (c) Tyler can waive the rights in any work of authorship or invention only through a written instrument signed by an officer of Tyler after Employee has fully and completely disclosed in writing the existence and nature of that work or authorship or invention.

         9. End of Employment

                  (a) Promptly upon the expiration or termination of Employee's employment, Employee will return to the Company all tangible forms of Confidential Information and all equipment, records, and other physical property in Employee's possession or under his control that was furnished to Employee, or is owned, by Tyler.

                  (b) Employee authorizes Tyler to offset any liquidated amounts payable or reimbursable to Tyler by Employee against, and to withhold such amounts from, any amounts payable or reimbursable to Employee by Tyler, including, without limitation, any base salary, bonus, other incentive compensation, and expense reimbursements to the maximum extent permitted by law.

         10. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAW PROVISIONS THEREOF.

         11. ARBITRATION. THE PARTIES AGREE THAT ANY CLAIMS, INCLUDING ANY STATUTORY CLAIMS, ARISING OUT OF OR RELATING TO EMPLOYEE'S EMPLOYMENT WILL, AT THE REQUEST OF EITHER PARTY, BE SUBJECT TO BINDING ARBITRATION CONDUCTED BY AND IN ACCORDANCE WITH THE RULES OF AN INDEPENDENT, NATIONALLY-RECOGNIZED DISPUTE RESOLUTION ORGANIZATION (E.G. THE AMERICAN ARBITRATION ASSOCIATION). THE ARBITRATION PROCEEDING WILL BE CONDUCTED IN DALLAS, TEXAS. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR PUNITIVE DAMAGES FOR ANY SUCH CLAIMS, AND EACH PARTY HEREBY WAIVES ANY CLAIMS AGAINST THE OTHER FOR SUCH DAMAGES.

         12. Specific Performance. Employee hereby acknowledges and agrees that the failure of Employee to perform the agreements and covenants set forth in
Section 6, Section 7, and Section 8 of this Agreement will cause irreparable injury to Tyler for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents, notwithstanding Section 11, to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of such obligations.

         13. Continuing Obligations. Employee acknowledges and agrees that the Sections 6, 7, 8, and 9 will continue to be enforceable against Employee after his employment with the Company ends.

         14. Entire Agreement. This Agreement constitutes the entire agreement between the parties related to the subject matter hereof and supersedes all prior or contemporaneous discussions, promises, or agreements related to this subject matter. This Agreement cannot be amended except in a writing signed by both parties. If any part of this Agreement is too broad to be fully enforced, it will be enforced to the extent permitted by law.

         15. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company or Tyler:    Tyler Technologies, Inc.

                                        2800 W. Mockingbird Lane

                                        Dallas, Texas  75235

                                        Attention: Corporate Counsel



         If to Employee:                At the current address of Employee as
                                        shown on the Company records

         EMPLOYEE                            TYLER TECHNOLOGIES, INC.,

                                             a Delaware corporation







         By:      /s/ Bruce F. Nagel         By:   /s/ John M. Yeaman
                  ------------------               ------------------

         Name:    Bruce F. Nagel             Its:  President

                                                                      EXHIBIT G
                                                           ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into this 3rd day of November, 1999 to be effective as of October 29, 1999, by and among DAY & ZIMMERMANN, L.L.C., a Delaware limited liability company ("Assignor"), and TYLER TECHNOLOGIES, INC., a Delaware corporation, and CLT COMPANY, a Delaware corporation and wholly-owned subsidiary of Tyler Technologies, Inc. (collectively, "Assignees").

         In accordance with and pursuant to that certain Asset Purchase Agreement dated November 3, 1999 to be effective as of October 29, 1999 (the "Asset Purchase Agreement") by and among Assignor and Assignees, Assignor and Assignees have agreed to enter into this Agreement. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Asset Purchase Agreement.

         NOW, THEREFORE, in consideration of their respective promises, agreements, covenants, obligations, and undertakings under the Asset Purchase Agreement, and their respective promises, agreements, covenants, obligations, and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignees, intending to be legally bound, hereby agree as follows:

         1. Assignment. Assignor hereby assigns, transfers, and conveys to Assignees all of Assignor's right, title, and interest in and to the Assumed Liabilities.

         2. Acceptance of Assignment; Performance. Assignees hereby, jointly and severally, accept the assignment from Assignor of the Assumed Liabilities as provided in Section 1, assume all obligations under and with respect to Assumed Liabilities for any actions or performance required of Assignor thereunder, and jointly and severally agree to pay, perform, and fully discharge all obligations under the Assumed Liabilities when and as the same become due.

         3. Pursuant to Asset Purchase Agreement. This Agreement is executed pursuant to and in furtherance of, and is subject to, the terms and conditions of the Asset Purchase Agreement. It does not supersede, replace, substitute for, expand, or extinguish any obligation or provision of the Asset Purchase Agreement. In the event of a conflict or an apparent conflict between the provisions of this Agreement and the provisions of the Asset Purchase Agreement, the provisions of the Asset Purchase Agreement shall control.

         4. Binding Agreement. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives, and permitted assigns.

         5. Governing Law. This Agreement will be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without giving effect to any conflicts of law rule or principle that might require the application of the laws of another jurisdiction.

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer as of the day and year first written above.


                                   "Assignor"

                                   DAY & ZIMMERMANN, L.L.C.,
                                   a Delaware limited liability company

                                   By:  /s/ John E. Clark
                                        -----------------
                                        John E. Clark
                                        Senior Vice President, Treasurer
                                        & Assistant Secretary


                                  "Assignees"

                                  TYLER TECHNOLOGIES, INC.,
                                  a Delaware corporation

                                  By:      /s/ John M. Yeaman
                                           ------------------
                                  Name:    John M. Yeaman
                                  Title:   President and Chief Executive Officer


                                  CLT COMPANY,
                                  a Delaware corporation

                                  By:      /s/ John M. Yeaman
                                           ------------------
                                  Name:    John M. Yeaman
                                  Title:   President

                                                                      EXHIBIT H
                                                   FORM OF ESTOPPEL CERTIFICATE

                            TYLER TECHNOLOGIES, INC.
                           2800 West Mockingbird Lane
                              Dallas, Texas 75235


                                November 2, 1999



Forest City Auto Parts Company
6180 Cochran Road, 2nd Floor
Solon, Ohio  44139
Attention: Mr. Arthur Hawkins

         RE:      DAY & ZIMMERMANN, LLC

Dear Art:

         As you may be aware, Tyler Technologies, Inc. f/k/a Tyler Corporation ("Tyler") has agreed to purchase from Day & Zimmermann, LLC ("D&Z") certain assets of Cole Layer Trumble Company, a division of D&Z (the "Acquisition"). A portion of the purchase price for such assets will be those certain Senior Subordinated Secured Promissory Notes due March 26, 2002 of Forest City Auto Parts Company ("FCAP") in favor of Tyler Corporation in the original principal amounts of $2,000,000 and $1,155,000, respectively (collectively, the "Notes"), which will be assigned by Tyler to D&Z at the closing of the Acquisition.

         One of the conditions to the closing of the Acquisition is FCAP's certification of certain matters relating to the Notes. To that end, FCAP confirms for the benefit of D&Z by signing in the space provided below that the following are true and correct:

         1. Schedule A attached hereto sets forth all of the transaction documents executed in connection with the Notes (collectively, the "Transaction Documents"). Each of the Notes and the Transaction Documents is in full force and effect, has not been modified, revised or amended (either in writing or orally), and together constitute the complete agreement between FCAP and Tyler with respect to the indebtedness evidenced by the Notes.

         2. Except as set forth on Schedule A, FCAP is not in default under any of the provisions of the Notes or the Transaction Documents and no event has occurred, which with the passage of time or notice or both, would become an event of default under the Notes or the Transaction Documents by FCAP. The current principal balance due and owing under the Notes in accordance with their terms is $2,000,000 and $1,155,000, respectively. No payment or prepayment of principal has been made by FCAP under the Notes.

         3. Except as set forth on Schedule A, Tyler and its affiliates are not in default under any of the provisions of the Transaction Documents and no event has occurred, which with the passage of time or notice or both, would become an event of default under the Transaction Documents by Tyler or its affiliates or could otherwise give rise to a counterclaim or defense by FCAP to any demand for payment under the Notes.

         4. The aggregate Cash Flow (as defined in the $1,155,000 Note) of FCAP during the period commencing on the date of such Note and through September 30, 1999 was $__________________.

         If you have any questions about the foregoing, please do not hesitate to contact me at 214-902-5099.

                                         Very truly yours,

                                         TYLER TECHNOLOGIES, INC.

                                         By:
                                             ----------------------------------
                                             H. Lynn Moore, Jr.
                                             Corporate Counsel


ACKNOWLEDGED AND AGREED TO
AS OF THE ______ DAY OF NOVEMBER, 1999

FOREST CITY AUTO PARTS COMPANY


By
   ----------------------------
   Name:
   Title: